EXHIBIT 10.12

     (Note Schedules to this Exhibit have not been filed due to their size, but are available on request for inspection at the Company's offices)

                                  Exhibit 10.12

                                CREDIT AGREEMENT

                          Made as of February 28, 2002

                                      Among

                              STAKE TECHNOLOGY LTD.

                                  TEMISCA, INC.

                                  STAKE TECH LP

                                  as Borrowers

                                       and

                                BANK OF MONTREAL
                                    as Lender

                                       and

                              CERTAIN AFFILIATES OF
                                  THE BORROWERS
                                   as Obligors

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                                      -i-


                                Table of Contents

Table of Contents..............................................................i

SECTION 1 INTERPRETATION.......................................................2

       1.1      Certain Defined Terms..........................................2
       1.2      Business Day..................................................24
       1.3      Conflict......................................................24
       1.4      Currency......................................................25
       1.5      Time..........................................................25
       1.6      GAAP..........................................................25
       1.7      Headings and Table of Contents................................25
       1.8      Number and Gender.............................................25
       1.9      References....................................................25
       1.10     Statutory References..........................................25
       1.11     Time of Day...................................................25
       1.12     Governing Law.................................................26
       1.13     Entire Agreement..............................................26
       1.14     Severability..................................................26
       1.15     Schedules.....................................................26

SECTION 2 REPRESENTATIONS AND WARRANTIES......................................27

       2.1      Representations, Warranties and Agreements of the Obligors....27
       2.2      Deemed Repetition.............................................33

SECTION 3 THE CREDIT FACILITIES...............................................33

       3.1      Establishment of Credit Facilities............................33
       3.2      Availability of Credit Facilities.............................34
       3.3      Revolving Nature of Facility A................................34
       3.4      Purpose.......................................................35
       3.5      Initial and Maximum Utilization...............................35
       3.6      Borrowing Procedures - General................................36
       3.7      Libor Loans...................................................37
       3.8      Bankers' Acceptances..........................................38
       3.9      Letters of Credit and Letters of Guarantee....................40
       3.10     Hedge Contracts...............................................40
       3.11     Prime Loans and USBR Loans....................................41
       3.12     Conversion Option.............................................41
       3.13     Conversion and Rollover Not Repayment.........................42
       3.14     Mandatory Conversion of Libor Loans and Bankers' Acceptances..42
       3.15     Deposit of Proceeds of Loans and Discount Proceeds............42
       3.16     Evidence of Obligations.......................................43

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                                      -ii-


SECTION 4 INTEREST, FEES AND EXPENSES.........................................43

       4.1      Interest on Prime Loans.......................................43
       4.2      Interest on USBR Loans........................................43
       4.3      Interest on Libor Loans.......................................44
       4.4      Fees on Bankers' Acceptances..................................44
       4.5      Letters of Credit and Letters of Guarantee....................45
       4.6      Hedge Contracts...............................................45
       4.7      Applicable Pricing............................................45
       4.8      Interest on Overdue Amounts...................................46
       4.9      Interest Act..................................................46
       4.10     Limit on Rate of Interest.....................................46
       4.11     Substitute Basis of Advance - Libor Loans.....................47
       4.12     Indemnity.....................................................48
       4.13     Breakage Costs................................................49
       4.14     Change in Circumstances.......................................49

SECTION 5 REDUCTION AND REPAYMENT.............................................50

       5.1      Payment on Demand.............................................50
       5.2      Repayment.....................................................50
       5.3      Mandatory Repayment - Currency Fluctuations...................50
       5.4      Optional Prepayment...........................................52

SECTION 6 PAYMENTS AND TAXES..................................................52

       6.1      Payments Generally............................................52
       6.2      Taxes.........................................................52
       6.3      No Set-Off....................................................53
       6.4      Application of Payments Before Exercise of Rights.............53
       6.5      Application of Payments After Exercise of Rights Under
                Section 10.2..................................................54

SECTION 7 SECURITY DOCUMENTS..................................................54

       7.1      Security Documents............................................54
       7.2      Further Assurances............................................60

SECTION 8 CONDITIONS PRECEDENT................................................61

       8.1      Conditions Precedent to Disbursements of Advances.............61
       8.2      Conditions Precedent to All Advances..........................63
       8.3      Waiver of a Condition Precedent...............................63

SECTION 9 COVENANTS...........................................................64

       9.1      Affirmative Covenants.........................................64
       9.2      Negative Covenants............................................67

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                                     -iii-


       9.3      Financial Covenants of the Borrowers..........................70
       9.4      Accounting, Financial Statements and Other Information........71

SECTION 10 DEFAULT AND ENFORCEMENT............................................72

       10.1     Events of Default.............................................72
       10.2     Rights upon Default and Event of Default......................77
       10.3     Waiver of Default.............................................77

SECTION 11 REMEDIES...........................................................78

       11.1     Remedies Cumulative...........................................78
       11.2     Remedies Not Limited..........................................78
       11.3     Set-Off, etc..................................................78
       11.4     Lender May Perform Covenants..................................79

SECTION 12 FEES...............................................................79

       12.1     Arrangement Fee...............................................79

SECTION 13 MISCELLANEOUS......................................................79

       13.1     Assignment....................................................79
       13.2     Amendments....................................................80
       13.3     Notice........................................................80
       13.4     Disruption of Postal Service..................................81
       13.5     Environmental Indemnity.......................................81
       13.6     Further Assurances............................................81
       13.7     Judgment Currency.............................................81
       13.8     Waivers.......................................................82
       13.9     Reimbursement of Expenses.....................................82
       13.10    Submission to Jurisdiction....................................82
       13.11    Counterparts..................................................83

                                CREDIT AGREEMENT

This credit agreement is made as of February 28, 2002

A M O N G

                                    STAKE TECHNOLOGY LTD.

                                                       and

                                    TEMISCA, INC.

                                                       and

                                    STAKE TECH LP

                                    as Borrowers

                                                       and

                                    BANK OF MONTREAL

                                    as Lender

                                                       and

                                    CERTAIN AFFILIATES OF THE BORROWERS

                                    as Obligors

RECITALS:

A. The Borrowers have requested that the Lender provide them with certain credit facilities and the Lender has agreed to make the requested credit facilities available to the Borrowers upon and subject to the terms and conditions of this Agreement.

B. Each of 558497 Ontario Limited, 1510146 Ontario Inc., Sunrich Food Group, Inc., 3060385 Nova Scotia Company, Stake Technology LLC, Stake Technology
      (USA), Inc., Northern Food & Dairy, Inc., Nordic Aseptic, Inc., Virginia Materials Inc., International Materials & Supplies Inc. and Sunrich, Inc. will benefit from the Credit Facilities made available by the Lender to the Borrowers and, in order to induce the Lender to provide such Credit Facilities, each such corporation agrees to provide certain Security Documents in favour of the Lender and to be party to this Agreement in accordance with the terms hereof.

FOR VALUE RECEIVED, the parties agree as follows:

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                                      -2-


                                   SECTION 1
                                 INTERPRETATION

1.1 Certain Defined Terms

The terms defined below shall have the indicated meanings unless the context expressly or by necessary implication requires otherwise:

"Acceptance Fee" means a fee payable by the Borrowers with respect to the acceptance of a Bankers' Acceptance under this Agreement, as set out in Section 4.4(a).

"Accounts Receivable" means all "accounts", as such term is defined in the PPSA, now or hereafter acquired by the Borrowers and includes all of the Borrowers' accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Borrowers arising out of or in connection with the sale or lease of Inventory or otherwise, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Lender hereunder or in connection herewith.

"Additional Obligor" means any Person who has executed and delivered an Additional Obligor Counterpart and such additional Security Documents as may be required by the Lender in its discretion.

"Additional Obligor Counterpart" means a counterpart to this Agreement in the form attached as Schedule A executed and delivered by any Additional Obligor and the Lender.

"Advance" means an extension of credit under any Credit Facility by the Lender to a Borrower by way of:

      (a) the advance of a Prime Loan, a USBR Loan, the acceptance of Bankers' Acceptances or the issuance of a Letter of Credit or a Letter of Guarantee, in the case of Facility A;

      (b) the advance of a USBR Loan or a Libor Loan, in the case of Facility C; or

      (c) the issuance of a Hedge Contract by the Lender, in its sole discretion, in the case of Facility D.

"Affiliate" has the meaning given to it in the Business Corporations Act (Ontario), as in effect on the date of this Agreement.

"Agreement" means this Credit Agreement, including the Schedules hereto, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time.

"Applicable Law" means, at any time, in respect of any Person, property, transaction or event, all laws, statutes, regulations, treaties, judgments and decrees applicable to that

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                                      -3-


Person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to the Lender) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, decisions, rules, orders and policies of any Governmental Authority having or purporting to have authority over such Person, property, transaction or event.

"Associate" has the meaning given in the Business Corporations Act (Ontario), as in effect on the Closing Date.

"Auditors" means PricewaterhouseCoopers LLP or any other independent chartered accounting firm of national standing or otherwise acceptable to the Lender providing audit services to the Borrowers from time to time.

"Bankers' Acceptance" and "B/A" each means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), in the Lender's usual form denominated in Canadian Dollars, drawn by a Borrower and accepted by the Lender.

"Basis Point" and "bp" each means one one-hundredth of one percent (.01%).

"Borrower" means (a) in respect of Facility A, the Facility A Borrowers, (b) in respect of Facility C, LP, and (c) in respect of Facility D, Stake. For greater certainty, the reference to the term "Borrower" or "Borrowers" without reference to any applicable Credit Facility, unless the context expressly or by necessary implication requires otherwise, is a reference to all of the Persons referred to above.

"Borrower's Account" means an account of any of the Borrowers maintained, as applicable, at the Chicago Branch, the Branch of Account or any other branch of the Lender in Canada as the Borrowers may from time to time advise the Lender in writing and includes those accounts listed on Schedule B and "Borrower's Accounts" means any two or more such accounts.

"Branch of Account" means the branch of the Lender located at 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1A1.

"Business Day" means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario and Chicago, Illinois and excludes
(a) Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario in respect of Facility A and Facility D and Chicago, Illinois in respect of Facility C and (b) in respect of Libor Loans, any other day on which transactions cannot be carried out by and between banks in the London Interbank Market.

"Business Plan" means collectively the business plans prepared in form and content satisfactory to the Lender from time to time, (a) for each of the primary operating Obligors on an unconsolidated basis, and (b) for the Obligors on a consolidated basis, each including budgets and projections for a one year period and detailing any proposed Capital Expenditures showing all adjustments made to prepare the business plan of the Obligors on a consolidated basis from the business plan of the Obligors on a unconsolidated basis. For greater certainty, budgets will be prepared for each of the key operating divisions (Corporate, Steam Explosion, Food Group and Environmental Industrial) plus related groups within the applicable division.

"Canadian Dollar Amount" means, for any amount on any particular date, the aggregate of:

      (a)   the portion, if any, of the amount denominated in Canadian Dollars;
            and

      (b) the amount in Canadian Dollars (determined on that date unless otherwise specified herein in accordance with Section 1.4) of the portion, if any, of the amount denominated in US Dollars.

"Canadian Dollars "and the symbols "$" and "C$" each means lawful money of Canada.

"Canadian Pension Plans" means, in respect of any Person, all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by such Person for its employees or former employees.

"Capital Asset" means, at any time, for any Person, the capital or fixed assets of that Person determined on a consolidated basis in accordance with GAAP.

"Capital Expenditure" means any expenditure for the acquisition, improvement or maintenance of a Capital Asset.

"Capital Lease" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease on a balance sheet of that Person in accordance with GAAP. The amount of any Capital Lease at any date shall be the amount of the obligation in respect thereof which would be included on the balance sheet.

"CDOR Rate" means, on any day, the annual rate of interest which is the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar banker's acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. on such day (as adjusted by the Lender after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate) or if such date is not a Business Day then on the immediately preceding Business Day. If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate shall be the rate per annum quoted from time to time by the Lender as being its reference rate then in effect for determining fees on Canadian Dollar denominated bills of exchange accepted by the Lender.

"Certificate" means, in respect of a Person that is not an individual, a written certificate signed in the name of the Person by an appropriate officer thereof and in respect of a Person that is an individual, a written certificate signed by that individual.

"Change of Circumstance Notice" has the meaning ascribed thereto in section
4.14.

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                                      -5-


"Chicago Branch" means the branch of the Lender located at 115 South LaSalle St., 12-W, Chicago, Illinois 60603.

"Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding.

"Closing" shall mean the closing on the Closing Date of the transactions contemplated herein.

"Closing Date" means February 28, 2002.

"Collateral" means the undertaking, property and assets covered by the Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by any Obligor, or any other party to a Security Document that may at any time be or become subject to a Lien in favour of the Lender to secure any or all of the Obligations. When used in relation to any Person, the term "Collateral" means the undertaking, property and assets covered by those Security Documents to which that Person is a party and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by that Person, that may at any time be or become subject to a Lien in favour of the Lender to secure any or all of the Obligations.

"Commitment" means:

      (a) with respect to Facility A, $4,000,000 as such amount may be reduced or cancelled in accordance with this Agreement;

      (b) with respect to Facility C, US$15,000,000 as such amount may be reduced or cancelled in accordance with this Agreement; and

      (c) with respect to Facility D, up to $1,000,000 in Deemed Risk Content as such amount may be reduced or cancelled in accordance with this Agreement.

"Consolidated Borrower" means Stake and all Included Subsidiaries on a consolidated basis.

"Contingent Obligations" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Swap Transaction; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire any obligation of another Person or any property constituting security therefor, or to provide funds for the payment or discharge of such obligation; and (f) to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

"Contract Period" means the period selected by the Borrower and accepted by the Bank in respect of an Advance during which the interest rate, discount rate or stamping fee with respect to any Advance is established in accordance with
Section 3.7 with respect to Libor Loans, Section 3.8 with respect to Bankers' Acceptances, Section 3.9 with respect to Letters of Credit or Letters of Guarantee and Section 3.10 with respect to Hedge Contracts.

"Conversion" means the conversion of an outstanding Advance, or a portion of an outstanding Advance, into an alternative type of Advance under Section 3.12.

"Conversion Date" means the Business Day that a Borrower elects as the date on which a Conversion is to occur.

"Credit Facilities" means, collectively, Facility A, Facility C and Facility D "Credit Facility" means any one of them.

"Debt" of a Person means, without duplication:

      (a)   all debts and liabilities of the Person for borrowed money;

      (b)   all Contingent Obligations of the Person;

      (c) any obligation, contingent or other, which is required to be classified in accordance with GAAP upon the Person's balance sheet as a liability;

      (d) any obligation secured by any Lien existing on property owned or acquired by the Person subject to the Lien whether or not the obligation secured thereby shall have been assumed;

      (e) any debt or liability of the Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

      (f) any liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

      (g) any operating lease under which the Person has furnished a residual value guarantee in respect of which the Person is liable as lessee; and

      (h)   any Capital Lease by which the Person is bound.

but "Debt" does not include deferred Taxes.

"Debt to Net Worth Ratio" means, with respect to the Consolidated Borrower, (a) Debt divided by (b) Net Worth.

"Debt Service" means, for any period, the amount required by the Obligors to service the outstanding Debt during that period and includes without limitation interest, required principal payments, payments required or made under any Capital Lease, payments made in respect of letters of credit or letters of guarantee and the stamping fees and discount rates associated with bankers' acceptances facilities, less interest and required principal equivalent payments due under the Rhodia Note Receivable.

"Deemed Risk Content" means, in respect of a Hedge Contract, a percentage of the principal amount contracted with respect to such Hedge Contract as will be advised by the Lender upon request, which such percentage is subject to change without notice to the Borrowers, from time to time according to the Lender's policy.

"Default" means an event, circumstance or omission which is an Event of Default or which, with any or all of the giving of notice, lapse of time, or a failure to remedy the event, circumstance or omission within a period of time, would be an Event of Default.

"Discount Proceeds" means, for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable Drawdown Date as follows:

                                        1
                                -----------------
                                  1 + [DR(CP)]
                                          ----
                        (                 365             )      x BA

Where:

      (a)   BA = the face amount of the Bankers' Acceptance

      (b) DR = the Discount Rate applicable to the Bankers' Acceptance expressed as a decimal

      (c)   CP = the applicable Contract Period in days

      (d) the product of [DR (CP/365)] is rounded up or down to the fifth decimal place and .000005 is rounded up

"Discount Rate" means with respect to an issue of Bankers' Acceptances with the same maturity date, the discount rate for B/As for such term accepted by the Lender at or about 10:00 a.m. (Toronto time) on that day as quoted by the Lender.

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                                      -8-


"Dispute" means any cause asserted for non-payment of Accounts Receivable including any dispute, claim, complaint, set-off, defence, contra account or counterclaim (real or asserted), lawful or unlawful, whether arising from or relating to a sale of merchandise by a Borrower or any other transaction or occurrence.

"Documents" means this Agreement, the Security Documents, and all Certificates, instruments, agreements and other documents delivered, or to be delivered, to the Lender under this Agreement or any Security Document and, when used in relation to any Person, "Documents" means the Documents executed and delivered by such Person.

"Drawdown Date" means any Business Day on which an Advance is made or is deemed to be made.

"EBITDA" means, with respect to any fiscal period of the Consolidated Borrower, the net income of the Consolidated Borrower (adjusted from time to time, with the prior written consent of the Lender, for extraordinary gains or losses, income or expenses) for that period, plus, to the extent deducted in determining the net income, interest and income taxes accrued during that period, and eliminating any non-cash items deducted or added in determining that net income, including depreciation, depletion and amortization expenses and unrealized foreign exchange losses or gains.

"EDC" means Export Development Corporation and its successors and assigns.

"EDC Insured Accounts Receivable" means Accounts Receivable which are, other than with respect to the requirement that the account debtor in respect of the Accounts Receivable be located in Canada or the United States of America, are Eligible Accounts Receivables and are insured by an EDC Policy.

"EDC Policy" means, from time to time, one or more EDC comprehensive insurance policies issued by EDC in favour of a Borrower which insures the payment of certain Accounts Receivable owing to a Borrower from time to time and wherein EDC acknowledges that all payments under such EDC Policy have been assigned to the Lender, a certified copy of which such EDC Policy and acknowledgment shall be provided to the Lender upon issuance.

"Eligible Accounts Receivable" shall mean each Account Receivable arising in the ordinary course of the Facility A Borrowers' or Virginia Materials' business from the sale of Inventory which meets the requirements of the Lender set out herein and which such requirements may change from time to time. An Account Receivable shall not be deemed eligible unless such Account Receivable is subject to the Lender's perfected, first priority security interest and no other Liens other than Permitted Liens, and is evidenced by an invoice or other documentary evidence satisfactory to the Lender. In addition, and without limiting the Lender's discretion to establish criteria of eligibility in its reasonable credit judgment from time to time, an Account Receivable shall not be an "Eligible Accounts Receivable" if:

      (a) it arises out of a sale made by the Borrower or Virginia Materials to an Affiliate of the Borrower or Virginia Materials or to a Person controlled by an Affiliate of the Borrower;

      (b) it is due or unpaid more than 90 days after the original invoice date;

      (c) 30% or more of the aggregate amount of the Accounts Receivable from the account debtor are unpaid more than 60 days after the invoice due date;

      (d) any covenant, representation or warranty contained in this Agreement with respect to such Account Receivable has been breached;

      (e) the account debtor is also the Borrower's or Virginia Materials' creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Account Receivable due from such account debtor to the Borrower or Virginia Materials, or the Account Receivable otherwise is or may become subject to any right of setoff by the account debtor;

      (f) any one or more of the following events has occurred and is continuing with respect to the account debtor on such account: (i) death or judicial declaration of incompetency of an account debtor who is an individual; (ii) the filing by or against the account debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding-up, corporate or similar laws of Canada, any province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of a general assignment by the account debtor for the benefit of creditors; (iv) the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the account debtor or for any of the assets of the account debtor, including "trustee" under the Bankruptcy and Insolvency Act, (Canada); (v) the institution by or against the account debtor of any other type of insolvency, liquidation, bankruptcy, winding-up or reorganization proceeding (under the laws of Canada, the United States of America or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of the account debtor; (vii) the nonpayment generally by the account debtor of its debts as they become due; (viii) the failure, cessation of the business of the account debtor as a going concern or insolvency of the account debtor; or

            (ix) the account debtor calling a meeting of its creditors or indicating its consent to any proceeding or action hereinabove described;

      (g) the sale giving rise to the Account Receivable is to an account debtor outside Canada or the United States of America, unless the sale is on letter of credit, guarantee or acceptance terms, in each case acceptable to the Lender in its reasonable credit judgment, or unless the Account Receivable is an EDC Insured Accounts Receivable;

      (h) the sale giving rise to the Accounts Receivable to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

      (i) the Lender believes, in its reasonable credit judgment, that collection of such Account Receivable is insecure or that such Account Receivable may not be paid by reason of the account debtor's financial inability to pay and written notice thereof has been provided to the Borrower;

      (j) the account debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Account Receivable to the Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.) or has otherwise complied with other applicable laws, statutes, regulations or ordinances;

      (k) the account debtor is Canada or any province thereof, or any agency or instrumentality thereof, unless the Borrower has complied with all applicable laws, statutes (including the Financial Administration Act (Canada)) and regulations in order to duly and validly assign such Account Receivable;

      (l) the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the customer or the services giving rise to such Account Receivable have not been performed by the Borrower and accepted by the customer or the Account Receivable otherwise does not represent a final sale;

      (m) the Accounts Receivable of the account debtor exceed a credit limit determined by the Lender, in its sole discretion acting reasonably of which the Borrower has received prior written notice, to the extent such Accounts Receivable exceeds such limit;

      (n) any Account Receivable to the extent rebilled or to the extent subject to any credit notes, allowances, or rebates, including volume rebates;

      (o) the Account Receivable is subject to any offset, deduction (other than ordinary course volume rebates deducted as provided in paragraph (m) above), defence, Dispute, or counterclaim or if the Account Receivable is contingent in any respect or for any reason;

      (p) the Borrower or Virginia Materials has made any agreement with any account debtor for any extension of the time for payment or any deduction from payment, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

      (q) shipment of the merchandise or the rendition of services has not been completed or the Account Receivable otherwise represents a progress billing or the account debtor's obligation to pay is otherwise conditional upon completion of any further performance under any contract, agreement or arrangement;

      (r) any return, rejection or repossession of the merchandise has occurred;

      (s) such Account Receivable is subject to a Lien ranking in priority to the Liens granted to the Lender under the Security Documents;

      (t) such Account Receivable is not payable to the Borrower or Virginia Materials; or

      (u) such Account Receivable is not otherwise satisfactory to the Lender as determined in good faith by the Lender in the exercise of its reasonable credit judgment upon written notice being provided to the Borrower;

provided, however, that the Lender will provide the Facility A Borrowers with 20 days prior written notice if the Lender is to change any of the criteria relating to the determination of Eligible Accounts Receivable and such change will take effect with the delivery of the Borrowing Base certificate immediately following the expiry of such notice.

"Eligible Inventory" means the aggregate Inventory of the Facility A Borrowers and Virginia Materials calculated at the lower of cost and net realizable value less:

      (a) Inventory that does not meet the quality or other standards imposed by any Governmental Authorities;

      (b)   Inventory that is unsaleable;

      (c) Inventory that is subject to any Lien ranking in priority to the Liens granted to the Lender under the Security Documents;

      (d) Inventory that is not in the possession of the Borrower or Virginia Materials either on premises owned by the Borrower or Virginia Materials or in respect of which the Lender has not received a waiver of the

            Landlords' rights in respect of such Inventory in form and substance satisfactory to the Lender;

      (e) Inventory located outside Canada or the United States, other than Inventory for which title has passed to a Facility A Borrower or Virginia Materials, which is insured to the full value thereof and for which the Lender shall have in its possession (i) all negotiable bills of lading properly endorsed in favour of the Lender, and (ii) all non-negotiable bills of lading issued in the Lender's name.

      (f) any other Inventory deemed ineligible by the Lender it is sole discretion,

      provided, however, that the Lender will provide the Facility A Borrowers with 20 days prior written notice if the Lender is to change any of the criteria relating to the determination of Eligible Inventory and such change will take effect with the delivery of the Borrowing Base Certificate immediately following the expiry of such notice.

"Environmental Activity" means any activity, event or circumstance in respect of a Hazardous Substance including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater.

"Environmental Laws" means all Applicable Laws pertaining to environmental or occupational health and safety matters, in effect as at the date hereof and as may be brought into effect or amended at a future date, including those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any presence or Release of a Hazardous Substance or threat of same or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Hazardous Substance.

"Event of Default" means any of the events or circumstances specified in Section 10.1.

"Excluded Taxes" means, in relation to the Lender, any Taxes imposed on the net income or capital of the Lender by any Governmental Authority as a result of the Lender (a) carrying on a trade or business or having a permanent establishment in any jurisdiction or political subdivision thereof, (b) being organized under the laws of such jurisdiction or any political subdivision thereof, or (c) being or being deemed to be resident in such jurisdiction or political subdivision thereof.

"Existing Borrowers' Debt" means those Debts listed in Schedule R.

"Facility A" has the meaning given to it in Section 3.1(a).

"Facility A Borrower" means either or both of Stake or Temisca, which may obtain Advances under Facility A and all of whose liability to the Lender under Facility A is joint and several.

"Facility A Borrowing Base" means, as of any date of determination thereof by the Lender from time to time, an amount equal to the aggregate at such time of:

(a)   75% of the value of Eligible Accounts Receivable;

(b) 90% of the value of EDC Insured Accounts Receivable, less any claims made by the Borrowers under and, without duplication, amounts received by the Borrowers pursuant to the EDC Policy in any particular calendar year, provided however that the amount available to the Borrowers from time to time under this clause (b) shall not at any time exceed an amount equal to the then maximum coverage amount for EDC Insured Accounts Receivables insured by the EDC Policy;

(c) 100% of Accounts Receivable arising on sales on letter of credit, guarantees or acceptance terms acceptable to the Lender; and

(c)   50% of the value of Eligible Inventory;

provided, however, that the Lender will provide the Facility A Borrowers with 20 days prior written notice if the Lender is to change any of the criteria relating to the Facility A Borrowing Base, which change shall take effect with the delivery of the Facility A Borrowing Base Certificate immediately following the expiry of such notice.

"Facility A Pricing Grid" has the meaning given to in Section 4.7(a).

"Facility C" has the meaning given to it in Section 3.1.

"Facility C Pricing Grid" has the meaning given to in Section 4.7(b).

"Facility D" has the meaning given to it in Section 3.1(c).

"Federal Funds Effective Rate" means, for any day, the annual rate of interest quoted for that day in H.15(519) opposite the caption "Federal Funds (Effective)". If H.15(519) is not available for the relevant day, the Federal Funds Effective Rate shall be the annual rate of interest quoted for that day in the Composite 3:30 p.m. Quotations for US Government Securities for that day under the caption "Federal Funds Effective Rate". If neither of the foregoing quotations is available, the "Federal Funds Effective Rate" shall be the average of the quotations for that day on overnight federal funds (those words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender. For the purposes of this definition, "H.15(519)" means the weekly statistical release published by the Board of Governors for the Federal Reserve System of the United States or any successor and "Composite 3:30 p.m. Quotations for US

Government Securities" means the daily statistical release published by the Federal Reserve Bank of New York or any successor.

"Fiscal Quarter" means each three month period of any Obligor, as the case may be, all of which currently end on March 31, June 30, September 30 and December 31.

"Fiscal Year" means the fiscal year of each Obligor, all of which currently end on December 31.

"Fixed Charge Coverage" means, with reference to the Consolidated Borrower (a) EBITDA, divided by (b) Debt Service.

"Funded Debt" means, with reference to the Consolidated Borrower at any time and without duplication:

      (a) all debts and liabilities for borrowed money including the Obligations;

      (b) other than the deferred net profit interest payable to Jack Burns by Viginia Materials, all debts or liabilities representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

      (c) all liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

      (d) all operating leases under which a residual value guarantee or the equivalent has been furnished.

      (e)   all Capital Leases; and

      (f) all liabilities under Swap Transactions determined on a "mark to market" basis,

after deducting all cash on deposit with the Lender and the value of all marketable securities acceptable to the Lender in its sole discretion and which are subject to Liens in favour of the Lender under the Security Documents but excludes, to the extent included above, Subordinated Debt, accounts payable incurred in the ordinary course of the Borrowers' business, payment obligations with respect to the Rhodia Price Reduction, and the amount of the Rhodia Receivable, provided, however that all payments under the Rhodia Receivable are current.

"Funded Debt to EBITDA Ratio" means, with reference to the Consolidated Borrower
(a) Funded Debt including amounts due to Affiliates, divided by (b) EBITDA.

"GAAP" means generally accepted accounting principles in effect from time to time in Canada applied in a consistent manner from period to period including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants.

"Government Approvals" means, with respect to any Person, all licenses, permits, consents, authorizations and approvals from any and all Governmental Authorities required for the conduct of that Person's business as presently conducted.

"Governmental Authority" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any person, body, department, bureau, agency, board, tribunal, commission branch or office thereof or having or claiming to have jurisdiction over the Obligations or any of their respective property or assets.

"Harris" means Harris Trust and Savings Bank and its successors and assigns.

"Harris Loan Agreement" has the meaning ascribed thereto in Section 8.1(i).

"Hazardous Substance" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual and includes, but is not limited to, petroleum, its derivatives, by-products or other hydrocarbons, asbestos, controlled products, wastes and any other materials are regulated by Environmental Laws or which may not by their nature be hazardous, either in fact or as defined in or pursuant to any Environmental Laws but which become prohibited, controlled or regulated by any Governmental Authority.

"Hedge Agreement" has the meaning set forth in Section 3.10(d).

"Hedge Contract" means a Swap Transaction issued under Facility D for the purchase of any currency with any other currency at an agreed rate of exchange on a specified date, an interest rate or currency swap or any other interest or exchange rate exposure management arrangement.

"Hedge Contract Exposure" means, with reference to any Hedge Contract, the amount owing to the issuer of that Hedge Contract in the event of a default under and determined in accordance with the terms of the applicable Hedge Agreement.

"Included Subsidiary" means (a) any Subsidiary of Stake, other than 1108176 Ontario, which, at any time has assets or revenues of greater than or equal to C$100,000, and (b) 1108176 Ontario if (i) 1108176 Ontario becomes a direct or indirect wholly-owned subsidiary of Stake, or (ii) the consent of Bentonite of Canada Inc. is obtained to the grant of a security interest in favour of the Lender, (A) by 1108176 Ontario in the real property located at 411 Parkside Drive, Waterdown, Ontario and (B) by Stake in the common shares of 1108176 Ontario owned by Stake;

"including" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

"Indemnified Person" means the Lender and its officers, directors, employees, attorneys and agents.

"Intellectual Property" means all trade or brand names, business names, trade-marks (including logos), trade-mark registrations and applications, brand names, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, issued patents and pending applications and other patent rights, industrial design registrations, pending applications and other industrial design rights, trade secrets, proprietary information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing.

"Interest Expense" means, with reference to the Borrowers and any period, the cost of advances of Funded Debt outstanding during that period including interest charges, the interest component of Capital Leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers' acceptances, all determined on a consolidated basis.

"Interest Payment Date" means, in respect of any Facility, the last Business Day of each month or such other day of each month as the Lender and the Borrowers may otherwise agree.

"Inventory" means inventory of the Borrowers and Virginia Materials now or hereafter acquired consisting of all readily saleable finished goods for which an identifiable market is discernable but shall not include work in progress unless such work in progress is, in the opinion of the Lender in its sole discretion, in a readily saleable condition.

"International Materials" means International Materials and Supplies Inc., a corporation incorporated under the laws of Virginia, and its successors and permitted assigns.

"Issuance Date" means the date on which a Letter of Credit, Letter of Guarantee or Hedge Contract is issued by the Lender at the request of a Borrower.

"ITA" means the Income Tax Act (Canada) and any successor thereto, and any regulations promulgated thereunder.

"Landlord" means any landlord of a Borrower pursuant to a lease agreement between such landlord and a Borrower, whether oral or in writing, in respect of the lease of any property.

"Lender" means the Bank of Montreal, through its Canadian operations in respect of Facility A and Facility D, and through the Chicago Branch in respect of Facility C, and its successors and assigns.

"Letter of Credit" means a standby documentary credit issued by the Lender at the request and for the account of a Borrower to beneficiaries resident in Canada.

"Letter of Guarantee" means a letter of guarantee issued by the Lender at the request and for the account of a Borrower to beneficiaries resident in Canada.

"LIBOR" means the rate of interest per annum for deposits in US Dollars appearing on page 3750 of the Telerate screen as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, provided that if Telerate page 3750 is unavailable, then LIBOR shall be determined by the Lender with reference to Reuters page LIBO as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, further provided that if Reuters page LIBO is unavailable, then LIBOR shall be determined by the Lender as the rate, if any, at which it is prepared to offer deposits to leading banks in the London interbank eurocurrency market in US Dollars, for the designated maturity and the amount selected, for delivery on the relevant Drawdown Date or Rollover Date.

"Libor Interest Date" means, with respect to any Libor Loan, the date falling on the last day of each Contract Period applicable to the Libor Loan and, if the applicable Contract Period is longer than three months, the date falling every three months after the beginning of the Contract Period and the last day of the Contract Period.

"Libor Loan" means an Advance which is denominated in US Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.3.

"Lien" means any mortgage, charge, lien, hypothec or encumbrance, whether fixed or floating on, or any security interest in, any property, whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, Capital Lease or other security arrangement of any kind.

"LLC" means Stake Technology LLC, a limited liability company formed under the laws of the State of Delaware and its successors and permitted assigns.

"Loan" means a Prime Loan, a USBR Loan or a Libor Loan and "Loans" means any combination of them.

"Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and any and all fees, disbursements and expenses of counsel, experts and consultants.

"LP" means Stake Tech LP, a limited partnership formed under the laws of the State of Delaware and its successors and permitted assigns.

"Material Adverse Change" means, with reference to any Person, a change that would reasonably be expected to have a Material Adverse Effect on that Person.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, or property or financial or other condition of a Person which would negatively affect the ability of that Person to perform and discharge its obligations under this Agreement, any of the other Documents, or its Material Contracts, (b) the Collateral, the Lender's Liens on the Collateral or the priority of those Liens, or (c) the Lender's ability to enforce its rights or remedies under this Agreement or any of the other Documents.

"Material Contract" means, in respect of any Person, any contract or agreement to which the Person is a party or by which it is bound which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Material License" means, in respect of any Person, any license granted to such Person which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Maturity Date" means, subject to the Lender's right to demand payment of one or more of the Credit Facilities at any time and from time to time notwithstanding the Borrowers' compliance or non-compliance with any or all of the provisions of the Documents, with respect to Advances under Facility C, the date which is 84 months from the initial Drawdown Date under Facility C.

"Net Worth" means, with respect to the Consolidated Borrower, the sum of the book value of all common share capital, contributed surplus, retained earnings and unrealized foreign currency adjustments held by the Consolidated Borrower plus any preferred share capital (other than the Class H preferred shares in the capital of Temisca) and Subordinated Debt, less Accounts Receivable owed by Affiliates to the Obligors, investments in Affiliates and deferred charges.

"Nordic" means Nordic Aseptic, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Northern Food" means Northern Food and Dairy, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not performance is then required or contingent, or whether or not those amounts are liquidated or determinable) owing to the Lender under any or all of the Documents and all covenants and duties regarding those amounts, of any kind or nature, present or future, whether or not evidenced by any agreement or other instrument, owing under any or all of the Documents including all obligations owed under the Credit Facilities.

"Obligor" means each of the Borrowers, any other Person and their respective successors and permitted assigns delivering any of the Security Documents or any Additional Obligor and "Obligors" means all of them. For greater certainty, the term "Obligor" includes, 558497 Ontario, 1510146 Ontario, Sunrich Food, Nordic, Northern Food, Sunrich, Stake USA, ULC, LLC, Virginia Materials and International Materials.

"Original Currency" has the meaning given to it in Section 13.7(a).

"Other Currency" has the meaning given to it in Section 13.7(a).

"Permitted Liens" means, with respect to any property or asset of any Person:

      (a)   in respect of personal property:

            (i) Liens arising under the Documents or intended to be created pursuant to this Agreement or any Security Document;

            (ii) Liens for Taxes against personal property (A) which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for the Borrowers not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant property or assets;

            (iii) carriers', warehousemen's, mechanics', landlords',
                  materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

            (iv) Liens (other than any Lien imposed in respect of a Canadian Pension Plan) consisting of pledges or deposits required in the ordinary course of business in connection with workplace safety insurance, employment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

            (v) Purchase Money Liens securing indebtedness not in excess of $100,000 in the aggregate;

            (vi) Liens arising in respect of indebtedness between any of the Obligors provided that such indebtedness is assigned to the Lender and such Liens are subordinated to Liens arising under the Security Documents;

            (vii) Liens acceptable to the Lender in its sole discretion arising in respect of Existing Borrowers' Debt; and

            (viii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement; and

      (b)   in respect of real property (whether leased or owned):

            (i) permits, licenses, agreements, restrictions, easements, rights-of-way and other similar interests in land (including permits, licenses, agreements, restrictions, easements and rights-of-way for sidewalks, public ways, sewers, drains, gas steam and water mains, utilities, telephone and telegraph conduits, poles, wires and cables) which will not, in the reasonable opinion of the Lender materially impair the use or the value of the real property and improvements thereon;

            (ii) reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

            (iii) Liens for Taxes against real property which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (iii), all such Liens secure claims in the aggregate at any time outstanding for the Borrowers not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant property or assets;

            (iv) the Liens of the Security Documents created or intended to be created pursuant to this Agreement or any Security Document; and

            (v) any interest or title of a lessor or sublessor under any real property lease permitted by this Agreement.

"Person" means any natural person, sole proprietorship, partnership, syndicate, trust, joint venture, Governmental Authority or any incorporated or unincorporated entity or association of any nature.

"PPSA" means the Personal Property Security Act (Ontario).

"Pricing Grids" means the Facility A Pricing Grid and the Facility C Pricing Grid and "Pricing Grid" means either one of them.

"Prime Loan" means an Advance which is denominated in Canadian Dollars and in respect of which a Borrower has elected to pay interest in accordance with
Section 4.1(a).

"Prime Rate" means, with respect to a Prime Loan on any day, the greater of (a) the annual rate of interest announced from time to time by the Lender as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada, and (b) the CDOR Rate in effect from time to time, plus 100 Basis Points per annum. Any change in Prime Rate shall be effective on the date the change becomes effective generally.

"principal amount" means (a) with reference to any Loan, the principal amount thereof; (b) with reference to a Bankers' Acceptance, the face amount thereof;
(c) with reference to a Letter of Credit or a Letter of Guarantee, the maximum amount payable to the beneficiary thereof; and (d) with reference to a Swap Transaction, an amount determined by the Lender from time to time in its sole discretion as the amount which would be owing to the issuer of that Swap Transaction in the event of a default under that Swap Transaction determined in accordance with any Hedge Agreement or, in the case of an Advance by way of Hedge Contract, the anticipated credit exposure for that Hedge Contract determined as of the Issuance Date by the Lender in its discretion, acting reasonably, based on its usual practices.

"Purchase Money Liens" means any Lien on specific fixed assets (including Capital Leases but, for greater certainty, excluding real property) to secure the payment of the purchase price of those fixed assets where the amount of the obligations secured does not exceed 100% of the lesser of the cost or fair market value of those fixed assets; and extensions, renewals or replacements of such Lien if the amount of the obligations secured thereby is not increased.

"Release" means a discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing, pumping, escaping, leaching, migrating, dispensing, dispersal, disposing, and exhausting, and when used as a noun has a correlative meaning.

"Reuters Screen LIBO Page" means the display designated as page LIBO on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying interbank offered rates for deposits in the London interbank market.

"Rhodia Price Reduction" means amounts due to Rhodia Inc. by Northern pursuant to the Rhodia Rider.

"Rhodia Receivable" means the amount due to Northern Food by Rhodia Inc. pursuant to the Rhodia Rider.

"Rhodia Rider" means Rider No. 5 to the manufacturing agreement between Rhodia Inc. and Northern dated September 1, 1999 attached hereto as Exhibit A to Schedule L.

"Rollover" means the rollover of an Advance by way of Libor Loan, Bankers' Acceptance, Letter of Credit or Letter of Guarantee for an additional Contract Period under Section 3.7(c), Section 3.8(h) or Section 3.9(h), respectively.

"Rollover Date" means the Business Day on which a Rollover occurs.

"Scheduled Payments" means payments made in accordance with Section 5.2(a) and "Scheduled Payment" means any such payment.

"Schedules" means the schedules attached to and forming part of this Agreement, as particularized in Section 1.15.

"Security Documents" means the Documents creating Liens on the assets of the Obligors, in favour of the Lender, and all other instruments, agreements, guarantees and documents which have been or may hereafter from time to time be executed in connection therewith, including the Documents set out in Section 7.1 and, when used in relation to any Person, the term "Security Documents" means the Security Documents executed and delivered by such Person.

"Senior Funded Debt to EBITDA Ratio" means, with reference to the Consolidated Borrower, the Consolidated Borrower's Funded Debt divided by the Consolidated Borrower's EBITDA.

"Stake" means Stake Technology Ltd., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

"Stake USA" means Stake Technology (USA), Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"Subordinated Debt" means Debt owing by any Obligor where the payee has agreed to postpone payment of all principal and interest on such Debt to payment and satisfaction in full of the Obligations and has subordinated any security taken in respect of such Debt to the position of the Lender under the Security Documents, all in form and substance satisfactory to the Lender in its discretion.

"Subsidiary" of a Person means (a) any corporation of which the Person and/or any one of its Affiliates holds, directly or indirectly, other than by way of security only, securities to which are attached more than 50% of the votes that may be cast to elect directors of such corporation, (b) any corporation of which the Person and/or any one of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the directors of such corporation, (c) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, directly or indirectly, more than 50% of the votes that may be cast to elect the governing body of such entity or otherwise control its activity, and (d) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the members of the governing body of such entity or otherwise control its activity.

"Sunrich" means Sunrich, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Sunrich Food" means Sunrich Food Group, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Swap Transaction" means an agreement which may be entered into between the Lender and the Borrowers in connection with the management of foreign exchange risks in all major currencies acceptable to the Lender and includes (a) foreign currency options, (b) foreign exchange forward contracts, and (c) financial products offered by the Lender to the Borrowers in connection with management of interest rate risks including forward rate agreements and interest rate swaps.

"Tax" and "Taxes" include, at any time, all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

"Temisca" means Temisca, Inc., a corporation incorporated under the laws of Quebec, and its successors and permitted assigns.

"ULC" means 3060385 Nova Scotia Company, an unlimited liability company formed under the laws of Nova Scotia, and its successors and permitted assigns.

"US Base Rate" means, with respect to a USBR Loan on any day, the greater of (a) the annual rate of interest announced from time to time by the Lender as being its reference rate then in effect for determining rates on US Dollar denominated commercial loans made by it in Canada, and (b) the Federal Funds Effective Rate in effect from time to time (multiplied by 365 or 366/360 if the rate is calculated on the basis of a 360 day year), plus 100 Basis Points per annum. Any change in the US Base Rate shall be effective on the date the change becomes effective generally.

"USBR Loan" means an Advance which is denominated in US Dollars and in respect of which the Borrowers has elected to pay interest in accordance with Section 4.2(a).

"US Dollars" and the symbol "US$" each means lawful money of the United States of America.

"Virginia Materials" means Virginia Materials Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"Working Capital Ratio" means, with reference to the Consolidated Borrower, current assets divided by current liabilities.

"written" or "in writing" includes printing, typewriting, or any electronic means of communication capable of being legibly reproduced at the point of reception.

"558497 Ontario" means 558497 Ontario Limited, a corporation incorporated under the laws of Ontario, and its successors and permitted assigns.

"1108176 Ontario" means 1108176 Ontario Limited, a corporation incorporated under the laws of Ontario, and its successors and permitted assigns.

"1510146 Ontario" means 1510146 Ontario Inc., a corporation incorporated under the laws of Ontario, its successors and permitted assigns.

1.2 Business Day.

If under this Agreement any payment or calculation is to be made, or any other action is to be taken, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day unless the Business Day next following the day is in the next following month, in which event the payment, calculation or action shall be made or taken on or as of the immediately preceding Business Day.

1.3 Conflict.

If there is a conflict or inconsistency between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement is to prevail. For greater certainty, notwithstanding events of default set forth in the Security Documents, the Events of Default shall, if the Events of Default conflict with the events of default set forth is such Security Documents, be the Events of Default to the extent required to remove the conflict, and if a particular event of default is set out in such other Security Document and is not set out in this Agreement, provided that such event of default does not pertain to representations, warranties, covenants or other matters relating specifically to the property secured, charged or hypothecated by the relevant Security Document, the particular event of default shall not be effective as an event of default in that Security Document. For greater certainty, the events of default contained in the Security Documents will only be effective and apply to the extent that the relevant representation, warranty and/or covenant relating specifically to the property secured, charged or hypothecated by such Security Document is not addressed in the Credit Agreement.

1.4 Currency.

Unless otherwise specified, all amounts are stated in Canadian Dollars. For the purpose of determining the aggregate Canadian Dollar Amount outstanding on any date of one or more Advances made hereunder, unless otherwise specified, the principal amount of any Loans made in US$ and the face amount of any Letters of Credit and Letters of Guarantee denominated in US$ shall be converted to Canadian Dollars at the Lender's applicable noon spot buying rate on such date, or, if such date is not a Business Day, on the next Business Day.

1.5 Time.

Time shall be of the essence in all provisions of this Agreement.

1.6 GAAP.

Unless otherwise expressly provided, all accounting terms used in this Agreement shall be interpreted, all financial information shall be prepared and all financial calculations shall be made in accordance with GAAP, consistently applied from period to period.

1.7 Headings and Table of Contents.

The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.8 Number and Gender.

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.9 References.

Unless otherwise specified, references in this Agreement to Sections and Schedules are to sections of, and schedules to, this Agreement.

1.10 Statutory References.

Unless otherwise specified, each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time.

1.11 Time of Day.

Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Province of Ontario or in respect of Facility C, the City of Chicago, Illinois.

1.12 Governing Law.

This Agreement and each of the Documents are governed by, and are to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.13 Entire Agreement.

This Agreement and all Documents constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral including a summary of terms and conditions submitted to the Obligors by the Lender.

1.14 Severability.

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

      (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

      (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.15 Schedules.

The following Schedules are attached to and form part of this Agreement:

Schedule                        Description
--------                        -----------

A                               Additional Obligor Counterpart
B                               Branch of Account
C                               Business and Operations
D                               Governmental Approvals
E                               Litigation
F                               Unpaid Taxes
G                               Subsidiaries
H                               Labour Matters
I                               Real Property and Locations of Collateral
J                               Intellectual Property
K                               Environmental Matters
L                               Material Contracts and Material Licenses
M                               Notice of Advance
N                               Rollover and Conversion Notice
O                               Bankers' Acceptance Power Of Attorney
P                               Repayment Schedule
Q                               Prepayment Notice

R                               Existing Debt
S                               Transactions with Affiliates
T                               Compliance Certificate
U                               Cancellation Notice

                                   SECTION 2
                         REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Agreements of the Obligors.

Each Obligor, for itself and only with respect to itself, makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and acknowledges and confirms that the Lender is relying on such representations and warranties in entering into this Agreement and making Advances hereunder:

      (a) Corporate Status. It (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified as a foreign corporation or an extra-provincial corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

      (b) Power and Authority. It has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. It has duly executed and delivered each of the Documents, and each Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' generally, (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments.

      (c) No Violation. Neither the execution, delivery or performance by it of the Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any Applicable Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of its constating documents.

      (d) Business and Operations. Its business and operations and locations of its business and operations are accurately described in Schedule C.

      (e) Governmental Approvals. Except as set forth in Schedule D, no order, consent, certificate, approval, permit, license, authorization or validation of, or filing, recording or registration with or exemption by (except as have been obtained or made prior to the date hereof or exist and are in full force and effect) any Person (including any Governmental Authority), is required to authorize, or is required in connection with (i) the execution, delivery and performance by it of any Document, or (ii) the legality, validity, binding effect or enforceability with respect to it of any such Document.

      (f) Security Documents. The Security Documents create valid and enforceable Liens upon the Collateral on the terms set out therein, subject only to the terms of this Agreement and to Permitted Liens, and the Security Documents have been registered or recorded in all places where registration and recording is necessary to protect the charges and security interests created therein.

      (g) Title to Collateral. It has good and marketable title to all Collateral free and clear of all Liens except Permitted Liens.

      (h)   Financial Statements; Financial Condition; Undisclosed Liabilities.

            (i) The consolidated financial statements submitted to the Lender for the 9 month period ending September 30, 2001 and each subsequent set of audited and internally prepared financial statements submitted to the Lender present fairly (subject, in the case of interim internally prepared financial statements, to normal year end adjustments) the financial position of the Obligors, as at the date of said statements and the results of operations for the periods covered thereby and all such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. Since September 30, 2001 there has been no Material Adverse Change to any Obligor; and

            (ii) Except as fully reflected in the financial statements and the notes related thereto described in Section 2.1(h)(i), there were no liabilities or obligations with respect to it of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to it. It does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and notes related thereto described in Section 2.1(h)(i) which, either individually or in the aggregate, would be material to it.

      (i) Litigation. Except as set forth on Schedule E, there are no actions, suits or proceedings pending or threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are reasonably likely to have a Material Adverse Effect on it.

      (j) True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of it in writing to the Lender (including all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein, is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

      (k) Tax Returns and Payments. Except as set forth in the financial statements for the 12 month period ending December 31, 2000 or Schedule F, (i) it has filed or caused to be filed all Tax returns which are required to have been filed with respect to its five most recent tax years, and has paid all Taxes shown to be due and payable on those returns or any assessments made against it and all other Taxes, fees or other charges imposed on it by any Governmental Authority, other than those the amount of or validity of which is currently being contested in good faith by appropriate proceedings being diligently pursued, and with respect to which adequate reserves in conformity with GAAP have been provided in its books and of which the details have been provided to the Lender, and (ii) no Liens for Taxes have been filed and, to its knowledge, no claims are being asserted against it with respect to any Taxes.

      (l) Subsidiaries. It has no Subsidiaries other than those listed on Schedule G. Schedule G correctly sets forth, the percentage ownership (direct and indirect) of it in each class of shares of each of its Subsidiaries and also identifies the direct owner thereof and also identifies any other owner of shares or options of any of its Subsidiaries.

      (m) No Restrictions. There does not exist any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its shares or any other interest or participation in its profits, or to pay any Debt owed by it, (ii) make loans or advances, or (iii) transfer any of its properties or assets, except, in each case, for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement or the other Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any of its leasehold interests, or (iv) customary provisions restricting the assignment of contracts, permits and/or licenses.

      (n) Compliance with Applicable Laws, etc. It (i) has obtained and is in compliance with all Governmental Approvals which are necessary for the conduct of its business as presently conducted and the use of its property and assets (both real and personal), each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, and (ii) is in compliance with all Applicable Laws, including Environmental Laws.

      (o) Labour Matters. There are no strikes or other labour disputes against it that are pending or, to its best knowledge, threatened. All payment due from it on account of employee insurance of every kind and vacation pay have been paid or accrued as a liability on its books. It does not have any obligation under any collective agreements or under any consulting or management agreement requiring payments which cannot be cancelled without material liability. It is in material compliance with the terms and conditions of all consulting agreements, management agreements and employment agreements, if any. There is no organizing activity involving it or, to its knowledge, threatened by any labour union or group of employees. No labour union or group of employees has made a pending demand for recognition. Except as set forth in Schedule H, there are no complaints or charges against it pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by it.

      (p) Insurance. It maintains insurance in compliance with Section 9.1(b) and all premiums and other sums of money payable for that purpose have been paid.

      (q) Location of Collateral. All of the Collateral is located at the locations identified in Schedule I or is in transit to or from such locations. It has no material account debtors resident outside of Canada or the United States of America that are not insured to at least 90% of their book value by EDC.

      (r) Intellectual Property. It has no material Intellectual Property other than the Intellectual Property listed in Schedule J.

      (s)   Real Property.

            (i) All real property owned or leased by it and the nature of its interest (both registered and beneficial) therein, is correctly set forth on Schedule I. It has good and marketable title to all real property owned by it free and clear of all Liens other than Permitted Liens.

            (ii) The real property owned or leased by it described in Schedule I has full, free and unobstructed access to and from adjoining public highways, streets and/or roads, and it has no knowledge of any existing fact or condition which could reasonably be expected to result in the amendment or termination of such access. All entrances/exits to such real property are permitted under Applicable Law and allow free and uninterrupted ingress and egress to public highways, streets and/or roads.

            (iii) There are no outstanding work orders, notices of deficiency and/or notices of violation issued by any Governmental Authority affecting or pertaining in any respect to part or all of its real property, other than those received and addressed in the normal course of business and which, in the aggregate, would not have a Material Adverse Effect.

            (iv) Each of the Permitted Liens registered against its real property is in good standing and there are no unresolved disputes concerning the same except as disclosed in Schedule E.

            (v) To the extent possible as of the date hereof, each of any outstanding site-plan, development and other municipal agreements entered into by it have been complied with and satisfied.

            (vi)  All its real property is zoned to permit its present use.

            (vii) No written notice has been received by it from any
                  Governmental Authority or from any other source whatsoever (and it has otherwise no knowledge thereof), advising of, ordering, directing or requiring that any alteration, repair, improvement or other work be done with respect to its real property or relating to its non-compliance with any Applicable Law regarding land use or any other Applicable Law material to its real property which has not or will not be complied with within the relevant permitted period or relating to any threatened or impending condemnation, or relating to any changes (actual, pending or proposed) to any zoning or other land use law regulating or affecting the use to which such real property may be put.

            (viii) It is not aware of any expropriation or pending expropriation of part or all of its real property.

            (ix) It has not received notice of and, to the best of its knowledge, information and belief, after having made due enquiry, is not otherwise aware of any natural or artificial condition upon its real property which shall or could result in a Material Adverse Change or materially adversely limit or materially adversely affect the intended use of the real property.

            (x) It has not received written notice of and is not otherwise aware of any pending or proposed amendment to any Applicable Law relating to its real property, or of any planning report or other government study concerning the real property, any of which shall or could result in any Material Adverse Change or materially adversely affect the intended use of the real property.

            (xi) Taxes on its real property have not been reduced, deferred or eliminated pursuant to government schemes such as (but not limited to) a farm rebate tax program, a managed forest tax rebate program or conservation land tax rebate program; save for increases that will result from the development of its real property in the ordinary course, it has no knowledge of any proposal by a municipal corporation or other Governmental Authority to increase Taxes relating to or in respect of its real property other than normal annual tax increases levied from time to time.

            (xii) It has no knowledge of any existing or future obligation to pay or any proposed assessment of local improvement charges in relation to its real property. It has done no act nor executed any agreement with a municipal corporation or other Governmental Authority the effect of which would be to provide for a future obligation to pay or a future assessment of local improvement charges in connection with the real property.

      (t)   Environmental Matters.

            (i) It does not engage in any Environmental Activity which, if conducted improperly, could reasonably be expected to have a Material Adverse Effect on it or the value of its property and, except as disclosed in Schedule K, no material amount of Hazardous Substances are stored in or present in any form in or under any premises or lands owned, leased or operated, at any time by it and which, if Released, could reasonably be expected to have a Material Adverse Effect on it or the value of its property.

            (ii) To its knowledge, there is no material amount of asbestos in any form present or suspected to be present at any premises owned leased or operated, at any time, by it.

            (iii) It has a waste management program in compliance with
                  Applicable Law to deal with Hazardous Substances generated in the ordinary course of business, including but not limited to waste generated by its production activities.

      (u) Representations and Warranties in Other Documents. All representations and warranties made by it in the Documents other than this Agreement are true and correct in all material respects as of the time as of which such representations and warranties were made.

      (v) Material Contracts. All of its Material Contracts and Material Licenses are listed on Schedule L and true and complete copies thereof have been provided to the Lender.

      (w) GST Matters. There are no outstanding obligations owed by any Obligor to Canada Customs and Revenue Agency for payment of goods and services tax.

      (x) Debt. It has, as of the Closing Date, no Debt other than that listed in Schedule R.

      (y) Rhodia Rider. A true and complete copy of the Rhodia Rider is attached hereto as Exhibit A to Schedule L.

2.2 Deemed Repetition.

The representations and warranties made in Section 2.1 shall (a) continue in effect until payment and performance of all the Obligations, and (b) be deemed to be repeated on each Drawdown Date, Interest Payment Date, Rollover Date and Conversion Date, mutatis mutandis, as if made on that date.

                                   SECTION 3
                              THE CREDIT FACILITIES

3.1 Establishment of Credit Facilities.

Subject to the terms and conditions of this Agreement, the Lender has established the following demand Credit Facilities:

      (a) in favour of the Facility A Borrowers on a joint and several basis, a demand revolving credit facility ("Facility A") in the aggregate principal amount of up to $4,000,000;

      (b) in favour of LP, a demand non-revolving reducing credit facility ("Facility C") in the aggregate principal amount of up to US$15,000,000; and

      (c) in favour of Stake, a demand treasury facility ("Facility D"), at the sole discretion of the Lender, up to an aggregate principal amount not to exceed $1,000,000 in Deemed Risk Content.

3.2 Availability of Credit Facilities.

Subject to the provisions of this Agreement:

      (a) Facility A. The Facility A Borrowers on a joint and several basis may borrow, repay and reborrow under Facility A up to the lesser of the Facility A Borrowing Base and a maximum principal amount of $4,000,000.

      (b) Facility C. LP may borrow by way of a single drawdown under Facility C up to a maximum principal amount of US$15,000,000.

      (c) Facility D. Stake may obtain Advances under Facility D at the sole discretion of the Lender up to a maximum principal amount not to exceed $1,000,000 in Deemed Risk Content and the Lender may cancel the availability of Facility D at any time without notice to Stake.

      (d)   Types of Advances. The Lender agrees to make:

            (i) Facility A available by way of Prime Loans, USBR Loans, Bankers' Acceptance, Letters of Credit or Letters of Guarantee;

            (ii)  Facility C available by way of USBR Loans or Libor Loans; and

            (iii) Facility D available by way of Hedge Contracts.

3.3 Revolving Nature of Facility A.

Subject to the provisions of this Agreement:

      (a) Facility A. The Facility A Borrowers may increase or reduce the amount of Advances outstanding under Facility A by borrowing, repaying and reborrowing Prime Loans and USBR Loans, by causing the acceptance of Bankers' Acceptances and funding them at maturity, and by causing the issue and re-issue of Letters of Credit or Letters of Guarantee from time to time.

      (b) Cancellation of Unused Portion. The Facility A Borrowers may cancel any unused portion of Facility A at any time without penalty upon giving one Business Day's prior written notice to the Lender of such cancellation in the form attached hereto as Schedule U. Notwithstanding any other provision of this Agreement, upon cancellation such cancelled portion will not be available for reborrowing by the Facility A Borrowers.

3.4 Purpose.

      (a) Facility A. The proceeds of Advances made by the Lender under Facility A shall be used by the Facility A Borrowers solely to provide for ongoing general corporate and working capital purposes of the Facility A Borrowers. For greater certainty proceeds of Facility A will be used for corporate head office, Steam Explosion, BEI/Pecal, Temisca and Virginia Materials.

      (b) Facility C. The proceeds of the single Advance made by the Chicago Branch under Facility C shall be used by LP primarily to indirectly refinance, certain existing indebtedness. For greater certainty, the proceeds of the advance under Facility C shall be used by the LP primarily to subscribe for a wholly-owned equity interest in ULC which in turn will use the proceeds of such equity injection to subscribe for a wholly-owned equity interest in LLC which in turn will use the proceeds from such equity injection to make a secured loan to Sunrich Food for the purpose of refinancing existing Debt of Sunrich Food and its Subsidiaries.

      (c) Facility D. The proceeds of Advances made by the Lender under Facility D shall be used by Stake solely to assist in foreign exchange and interest rate risk management by Stake.

3.5 Initial and Maximum Utilization.

      (a) Facility A. Advances under Facility A shall not at any time exceed the Facility A Borrowing Base. Stake, on behalf of the Facility A Borrowers, shall submit monthly within thirty days after the last day of the month or, if that day is not a Business Day, the next preceding Business Day, a certified aged statement of Accounts Receivable and listing of Inventory in form and substance satisfactory to the Lender in its sole discretion (the "Borrowing Base Certificate").

      (b) Facility C. Only one Advance is available under Facility C. The Advance shall be based upon a written payout statements, satisfactory to the Lender, from those creditors identified by the Lender evidencing the amount of the existing debt to and an undertaking to release and discharge all security held by such creditors and shall be paid by the Lender directly to LP. Any unused portion of Facility C shall be cancelled immediately upon the making of the Advance.

      (c) Facility D. Advances under Facility D shall not, in the aggregate, have a Deemed Risk Content, as determined from time to time by the Lender in its sole discretion, in excess of $1,000,000. Advances under Facility D shall be made available to Stake at the sole discretion of the Lender upon request of Stake in order to hedge interest rate and foreign exchange exposure.

3.6 Borrowing Procedures - General.

      (a) Notice of Borrowing. All Advances require the delivery of prior notice to the Lender. To request an Advance, the applicable Borrower shall give to the Lender written notice substantially in the form attached as Schedule M, indicating the amount of the requested Advance, at or before the time set out below opposite the type of Advance that the applicable Borrower wishes to request:

            Type of Advance                             Time of Notice
            ---------------                             --------------
            Prime Loans, USBR Loans, Bankers'           Before 11:00 a.m. one Business Day prior
            Acceptance and Letters of Credit and        to the requested Drawdown Date.
            Letters of Guarantee less than or equal
            to $10 million

            Prime Loans, USBR Loans, Bankers'           Before 11:00 a.m. two Business Days
            Acceptance and Letters of Credit and        prior to the requested Drawdown Date.
            Letters of Guarantee greater than $10
            million

            Libor Loans                                 Before 11:00 a.m. three Business Days
                                                        prior to the requested Drawdown Date.

            Hedge Contracts                             Before 11:00 a.m. one Business Day prior
                                                        to the requested Issuance Date.

            Each notice given in respect of an Advance by way of Prime Loan or USBR Loan shall indicate the amount of the required Advance and the date funds are required. Each notice given in respect of an Advance by way of Libor Loan shall indicate the amount of the required Advance, the date funds are required and the duration of the initial Contract Period applicable thereto. Each notice given in respect of an Advance by way of Bankers' Acceptances shall indicate the amount of the Bankers' Acceptances to be issued and the applicable Contract Period of the Bankers' Acceptances. Each notice given in respect of an Advance by way of Letters of Credit or Letters of Guarantee shall indicate the amount of the Letter of Credit or Letter of Guarantee to be issued, the applicable Contract Period, the beneficiary, the terms of draw under the requested Letter of Credit or Letter of Guarantee and all other relevant information.

            Each notice given in respect of an Advance by way of Hedge Contract shall indicate the amount of the Hedge Contract to be issued, the applicable Contract Period and all other relevant information required by the Lender in the circumstances.

      (b) Limits on Advances. Notwithstanding any other term of this Agreement, a Borrower shall not request from the Lender an Advance under any Credit Facility if, on the day notice of the Advance is given pursuant to Section 3.6(a), after giving effect to the Advance, in the case of Facility A and Facility D the Canadian Dollar Amount, and in the case of Facility C the US Dollar amount, of the principal amount of all Advances outstanding from the Lender under that Credit Facility would exceed the maximum aggregate principal amount available under that Credit Facility or, in the case of Facility A, the then current Facility A Borrowing Base. No Advance under any Credit Facility shall have a Contract Period that extends beyond the Maturity Date of that Credit Facility.

      (c) Lender Determination. Each determination by the Lender of the Prime Rate, the US Base Rate, the CDOR Rate, an Acceptance Fee, an issuance fee for a Letter of Credit or a Letter of Guarantee and LIBOR shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers.

3.7 Libor Loans.

      (a) Minimum Advance. Each Advance by way of Libor Loan shall be in a minimum aggregate amount of US$1,000,000 and larger whole multiples of US$100,000.

      (b) Term. Each Libor Loan shall have a Contract Period of not less than 30 days or such greater period in multiples of 30 days to a maximum of 180 days, or a longer term, subject to availability. No Contract Period shall extend beyond the Maturity Date of the applicable Advance or Credit Facility.

      (c) Rollover of Libor Loans. At least three Business Days before the expiry of the Contract Period of each Libor Loan, a Borrower shall notify the Lender by irrevocable telephone notice, followed by written confirmation on the same day in form and substance substantially in accordance with Schedule N, if it intends to:

            (i) enter into a new Contract Period with respect to the maturing Libor Loan, or

            (ii)  repay the maturing Libor Loan.

            If a Borrower fails to provide the foregoing notice or make the required payment, payment of its Obligations to the Lender with respect to that maturing Libor Loan shall be funded with an Advance under a USBR Loan in the amount outstanding under that Libor Loan.

3.8 Bankers' Acceptances.

      (a) Minimum Advances. Each Advance by way of Bankers' Acceptance shall be in a minimum aggregate face amount of $500,000 and larger whole multiples of $100,000.

      (b) Term. Each Bankers' Acceptance shall have a Contract Period of not less than 10 days or such greater period in multiples of 10 days to a maximum of 180 days or a longer term, subject, in all cases, to availability.

      (c) Discount Rate. On each Drawdown Date on which Bankers' Acceptances are to be accepted, the Lender shall advise the Borrower as to the Lender's determination of the applicable Discount Rate for the Bankers' Acceptances which the Lender has agreed to purchase.

      (d) Purchase. If the Lender purchases a Bankers' Acceptance accepted by it, the Borrower shall sell and the Lender shall purchase the Bankers' Acceptance at the applicable Discount Rate. The Lender shall provide to the Borrower's Account the Discount Proceeds less the Acceptance Fee payable with respect to that Bankers' Acceptance.

      (e) Sale. The Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

      (f) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrowers shall, upon execution of this Agreement, if so requested by the Lender, and from time to time as required, provide to the Lender Bankers' Acceptances substantially in the form as may be acceptable to the Lender duly executed and endorsed in blank by the Borrowers, in quantities sufficient for the Lender to fulfill its obligations under this Agreement or, if so requested by the Lender, provide to the Lender, a power of attorney substantially in the form of Schedule O executed by the Borrowers in favour of the Lender authorizing the Lender to execute drafts in the form attached thereto. If Bankers' Acceptances have been provided to the Lender duly executed and endorsed in blank by the Borrowers, the Lender is hereby authorized to issue Bankers' Acceptances endorsed in blank in face amounts as may be determined by the Borrowers provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by the Lender. The Lender shall not be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreementif the cause of the failure is, in whole or in part, due to the failure of the Borrowers to provide to the Lender on a timely basis a sufficient number of duly executed Bankers' Acceptances or a duly executed power of attorney, as applicable, nor shall the Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any Bankers' Acceptance except a loss or improper use arising by reason of the gross negligence or willful misconduct of the Lender or its employees.

      (g) Execution. Drafts drawn by a Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower or by its attorneys. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the time of issuance of a Bankers' Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Borrower.

      (h) Rollover. At or before 1:00 p.m. two Business Days before the maturity date of any Bankers' Acceptance, the Borrower shall give to the Lender written notice substantially in the form attached as Schedule N if the Borrowers intends to repay the maturing Bankers' Acceptances on the maturity date or if the Borrower intends to issue Bankers' Acceptances on the maturity date to provide for the payment of the maturing Bankers' Acceptances. Otherwise, the Borrower shall provide payment to the Lender of an amount equal to the aggregate principal amount of the Bankers' Acceptances issued by the Borrower on their maturity date. If the Borrower fails to make the payment, the Borrower's obligations in respect of the maturing Bankers' Acceptances shall be deemed to have been converted on the maturity date thereof into Prime Loans.

      (i) Waiver of Presentment and Other Conditions. Each Borrower waives presentment for payment and any other defence to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and each Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on the Bankers' Acceptance for payment thereunder.

      (j) Depository Bills and Notes Act. At the option of the Borrowers and the Lender, Bankers' Acceptances under this Agreement to be accepted by the Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 3.8.

3.9 Letters of Credit and Letters of Guarantee.

      (a) Currency. Each Letter of Credit and each Letter of Guarantee shall be issued in Canadian Dollars, US Dollars or such other currency as the Lender may agree in its sole discretion and shall mature on a Business Day.

      (b) Letter of Credit and Letter of Guarantee Sublimit. The aggregate principal amount Advances which may be outstanding by way of Letter of Credit and Letter of Guarantee shall not exceed $1,000,000.

      (c) No Guarantees. No Advance by way of the issue of a Letter of Credit or Letter of Guarantee shall be used by the Borrowers for the purpose of incurring Contingent Obligations of the type described in clause (a) of the definition of "Contingent Obligations".

      (d) Other Documentation. The issue of a Letter of Credit or a Letter of Guarantee is subject to the execution and delivery of an application and agreement and an indemnity in the Lender's standard form or other specific agreement relative to the instrument in form and substance satisfactory to the Lender acting reasonably (the "L/C Agreement").

      (e) Retirement. A Letter of Credit or Letter of Guarantee may only be retired on its maturity date unless and to the extent it has been honoured or unless the written consent of the beneficiary of the instrument has been obtained and the original instrument has been returned to the Lender.

      (f) Drawings. Any drawing under a Letter of Credit or Letter of Guarantee shall be funded by a Loan by way of a Prime Loan (if drawn in Canadian Dollars) or by way of a USBR Loan (if drawn in US Dollars or any other currency).

      (g) Term. Each Letter of Credit and each Letter of Guarantee shall have a Contract Period of not less than 30 days or more than 364 days.

      (h) Rollover. Before the maturity date of any Letter of Credit or Letter of Guarantee the Borrower shall notify the Lender at its Branch of Account by notice substantially in the form attached as Schedule O if it wishes the issue of a replacement Letter of Credit or Letter of Guarantee on the maturity date. If the Borrower fails to provide the foregoing notice, the maturing Letter of Credit or Letter of Guarantee shall expire on its maturity date.

3.10 Hedge Contracts.

      (a) Hedge Contract Sublimit. The aggregate principal amount of all outstanding Hedge Contracts shall not at any time exceed $1,000,000 in Deemed Risk Content.

      (b) Term. Each Hedge Contract that consists of a foreign exchange forward contract shall have a Contract Period of not more than 365 days and each Hedge Contract that consists of an interest rate hedging instrument shall have a contract period of not more than five years and three months.

      (c) Subject to Approval. The Lender may refuse to issue a Hedge Contract at any time at its sole discretion.

      (d) Other Documentation. The issuance of a Hedge Contract is subject to the execution and delivery of specific agreements as may be required by the Lender on its standard forms and modified by such schedules and addenda as are customarily used by the Lender (the "Hedge Agreement"). In the event of a conflict between the terms and conditions of the Hedge Agreement and this Agreement, the Hedge Agreement shall prevail notwithstanding Section 1.13.

3.11 Prime Loans and USBR Loans.

Each Advance by way of Prime Loan shall be in a minimum aggregate principal amount of $100,000 and larger whole multiples of $100,000. Each Advance by way of USBR Loan shall be in a minimum aggregate principal amount of US$100,000 and larger whole multiples of US$100,000.

3.12 Conversion Option.

Subject to this Agreement, a Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Advance (other than an Advance by way of Letter of Credit, Letter of Guarantee or Hedge Contract) into another type of Advance permitted under the relevant Credit Facility (other than an Advance by way of Letter of Credit, Letter of Guarantee or Hedge Contract) upon giving written notice to the Lender in substantially the form attached hereto as Schedule N, the notice period being that which would be applicable to the type of Advance into which the outstanding Advance is to be converted under Section 3.6. Conversions under this Section
3.12 may only be made provided that:

      (a) notwithstanding any other term in this Agreement, no Advance denominated in C$ may be converted into an Advance denominated in US$ and no Advance denominated in US$ may be converted into an Advance denominated in C$;

      (b) each conversion into an Advance shall be for minimum aggregate amounts and whole multiples in excess thereof as are specified in respect of that type of Advance in this Section 3;

      (c) an Advance by way of Libor Loan may be converted only on the last day of the relevant Contract Period; if less than all of the Libor Loan is converted, after the conversion not less than US$1,000,000 shall remain as a Libor Loan;

      (d) an Advance by way of Bankers' Acceptance may be converted only on the last day of the relevant Contract Period; if less than all Advances by way of Bankers' Acceptances are converted, after the conversion not less than C$500,000 or US$500,000, depending on the currency of the Advance, shall remain as Advances by way of Bankers' Acceptances to the Borrowers having the same maturity date;

      (e) a conversion into an Advance by way of Libor Loan shall only be made to the extent that the conditions outlined in Section 4.11 shall not exist on the relevant Conversion Date; and

      (f) no demand shall have been made and no Default or Event of Default shall have occurred and be continuing on the relevant Conversion Date or after giving effect to the conversion of the Advance to be made on the Conversion Date.

3.13 Conversion and Rollover Not Repayment.

No Conversion or Rollover shall constitute a repayment of any Advance or a new Advance.

3.14 Mandatory Conversion of Libor Loans and Bankers' Acceptances.

Notwithstanding Sections 3.8(h), 3.9(h) and 3.10, and subject to Section 10.2, if a Default or Event of Default has occurred and is continuing on the last day of a Contract Period, as regards a Libor Loan, or upon the maturity date, as regards a Bankers' Acceptance, (a) in respect of an Advance by way of a Libor Loan, the Borrower shall be deemed to have converted the Advance into a USBR Loan as of the last day of the applicable Contract Period, and (b) in respect of an Advance by way of Bankers' Acceptances, the Borrower shall be deemed to have converted the Advance into a Prime Loan or USBR Loan (depending on the currency of the Advance) in an amount equal to the principal amount of the Bankers' Acceptances on the maturity date.

3.15 Deposit of Proceeds of Loans and Discount Proceeds.

The Lender shall credit to the applicable Borrower's Account on the applicable Drawdown Date (a) the proceeds of each Advance by way of Prime Loan, USBR Loan or Libor Loan made, and (b) the Discount Proceeds less the applicable Acceptance Fee with respect to each Bankers' Acceptance purchased by the Lender on that Drawdown Date. Where a Borrower has made separate arrangements for the purchase of Bankers' Acceptances issued under this Agreement, the Lender shall debit the applicable Borrower's Account for the applicable Acceptance Fee upon acceptance and the Borrower shall deposit the Discount Proceeds to the applicable Borrower's Account stipulated by the Borrower immediately upon receipt.

3.16 Evidence of Obligations.

The Lender shall open and maintain at its Branch of Account and the Chicago Branch, as applicable, accounts and records evidencing the Obligations of the Borrowers under this Agreement. The Lender shall record in those accounts by appropriate entries all amounts owing on account of those Obligations and all payments on account thereof. Those accounts and records will constitute, in the absence of manifest error, conclusive evidence of the Obligations outstanding from time to time, the date each Advance was made and the amounts that each Borrower has paid from time to time on account of the Obligations.

                                   SECTION 4
                           INTEREST, FEES AND EXPENSES

4.1 Interest on Prime Loans.

      (a) Rate. Each Borrower shall pay to the Lender interest on Prime Loans outstanding to it under each Credit Facility at a rate per annum equal to the Prime Rate plus the applicable margin set out in the Pricing Grid. The obligations of the Facility A Borrowers in respect of Facility A are joint and several in this regard.

      (b) Change in Rate. Each change in the fluctuating interest rate applicable to each Prime Loan will take place simultaneously with the corresponding change in the Prime Rate without the necessity for any notice to the Borrowers.

      (c) Calculation. Interest on Prime Loans shall be payable monthly in arrears on every Interest Payment Date and on the Maturity Date, as applicable, for the period from and including, as the case may be, the Drawdown Date, the Conversion Date or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each Prime Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 365 days.

      (d) Payment of Interest. Interest on Prime Loans shall be paid on every Interest Payment Date and on the Maturity Date, as applicable, by debit to the Borrowers' Account by the Lender.

4.2 Interest on USBR Loans.

      (a) Rate. Each Borrower shall pay to the Lender interest on USBR Loans outstanding to it under each Credit Facility at a rate per annum equal to the US Base Rate plus the applicable margin set out in the relevant Pricing Grid. The obligations of the Facility A Borrowers in respect of Facility A are joint and several in this regard.

      (b) Change in Rate. Each change in the fluctuating interest rate applicable to each USBR Loan will take place simultaneously with the corresponding change in the US Base Rate without the necessity for any notice to the Borrowers.

      (c) Calculation. Interest on USBR Loans shall be payable monthly in arrears on every Interest Payment Date and on the Maturity Date for the period from and including, as the case may be, the Drawdown Date, the Conversion Date, or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each USBR Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

      (d) Payment of Interest. Interest on USBR Loans shall be paid on every Interest Payment Date and on the Maturity Date by debit to the applicable Borrower's Account by the Lender.

4.3 Interest on Libor Loans.

      (a) Rate. Each Borrower shall pay to the Lender interest on Libor Loans outstanding to it at a rate equal to LIBOR plus the applicable margin set out in the relevant Pricing Grid.

      (b) Calculation. Interest on each Libor Loan shall be payable on each Libor Interest Date applicable to the Libor Loan, for the period commencing from and including the first day of the Contract Period or the immediately preceding Libor Interest Date, as the case may be, applicable to the Libor Loan, to but excluding the first mentioned Libor Interest Date, and shall be calculated daily on the principal amount of each Libor Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 360 days.

      (c) Payment of Interest. Interest on Libor Loans shall be paid on each Libor Interest Date by debit to the applicable Borrower's Account by the Lender.

4.4 Fees on Bankers' Acceptances.

      (a) Rate. Upon acceptance of a Bankers' Acceptance by the Lender under a Credit Facility, the Borrower shall pay to the Lender at the Lender's Branch of Account a fee (the "Acceptance Fee") at the rate per annum equal to the CDOR Rate plus the applicable fee set out in the relevant Pricing Grid. The obligations of the Facility A Borrowers in respect of Facility A are joint and several in this regard.

      (b) Calculation. The Acceptance Fee shall be payable on issuance of each Bankers' Acceptance calculated on the face amount of each Bankers' Acceptance on the basis of the number of days in the Contract Period for the Bankers' Acceptance and a year of 365 or 366 days, as applicable. Each determination by the Lender of the Acceptance Fee applicable to any Banker's Acceptance shall, in the absence of manifest error, be final, conclusive and binding upon the Borrowers.

4.5 Letters of Credit and Letters of Guarantee.

Upon the issue of a Letter of Credit or a Letter of Guarantee by the Lender, the Borrower shall pay to the Lender a fee at the rate per annum set out in the relevant Pricing Grid on issue. Issuance fees shall be calculated on the principal amount of each Letter of Credit or Letter of Guarantee on the date of issue. Issuance fees shall be calculated on the basis of the number of days in the applicable Contract Period and a year of 365 days. The obligations of Facility A Borrowers in respect of Facility A are joint and several in this regard.

4.6 Hedge Contracts.

Hedge Contracts shall be issued at market prices in effect on the date of issuance as determined by the Lender. Each determination by the Lender of the market price for a Hedge Contract shall, in the absence of manifest error, be final, conclusive and binding upon the Borrower.

4.7 Applicable Pricing

The Borrowers shall pay to the Lender interest and fees in respect of Advances obtained by the Borrowers under the Credit Facilities in accordance with the relevant Pricing Grid below. The applicable margin or fee payable by the Borrowers will be established quarterly and will be effective at the beginning of the third month of each Fiscal Quarter of the Borrowers and is based upon the attainment by Stake, on a consolidated basis, in its four previous Fiscal Quarters of the Funded Debt to EBITDA Ratio, calculated quarterly, as set out in
Section 9.3, on the last day of any Fiscal Quarter based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day. For greater certainty, the applicable pricing as of the Closing Date shall reflect Stake's most recent Fiscal Quarter immediately preceding the Closing Date.

      (a) Facility A Pricing Grid. The Facility A Borrowers shall jointly and severally pay to the Lender interest in respect of Advances obtained by the Facility A Borrowers under Facility A in accordance with the pricing grid below (the "Facility A Pricing Grid"):

        ----------------------------------------------------------------------------------------------------
          Pricing                                 Prime Rate                            BA's/LC's/LG's
           Level        Senior Debt/EBITDA     US Base Rate Plus  Libor Rate Plus            Fee
        ----------------------------------------------------------------------------------------------------
             1.              < 1.5:1.0               0.00%             0.90%                0.90%
        ----------------------------------------------------------------------------------------------------
             2.              > 1.5:1.0               0.15%             1.15%                1.15%
                             -
        ----------------------------------------------------------------------------------------------------

        ----------------------------------------------------------------------------------------------------
             3.              > 2.0:1.0               0.40%             1.40%                1.40%
                             -
        ----------------------------------------------------------------------------------------------------
             4.              > 2.5:1.0               0.65%             1.65%                1.65%
                             -
        ----------------------------------------------------------------------------------------------------

      (b) Facility C Pricing Grid. The LP shall pay to the Lender, at its Chicago Branch, interest and fees in respect of Advances obtained by the [LP] under Facility C in accordance with the pricing grid below (the "Facility C Pricing Grid"):

         ------------------------------------------------------------------------------
           Pricing              Senior                US Base           Libor Rate
            Level            Debt/EBITDA             Rate Plus             Plus
         ------------------------------------------------------------------------------
              1.              < 1.5:1.0                0.15%               1.15%
         ------------------------------------------------------------------------------
              2.              > 1.5:1.0                0.40%               1.40%
                              -
         ------------------------------------------------------------------------------
              3.              > 2.0:1.0                0.65%               1.65%
                              -
         ------------------------------------------------------------------------------
              4.              > 2.5:1.0                0.90%               1.90%
                              -
         ------------------------------------------------------------------------------

4.8 Interest on Overdue Amounts.

The Borrowers shall pay to the Lender interest as prescribed in this Agreement both before and after demand, default and judgment. Interest on any overdue amounts hereunder, is payable, for overdue amounts in Canadian Dollars, at the Prime Rate plus the applicable margin as required by the then current Pricing Level plus 200 Basis Points per annum and, for overdue amounts in US Dollars, at the US Base Rate plus the applicable margin for the then current Pricing Level plus 200 Basis Points per annum, in each case calculated on a daily basis on the actual number of days elapsed in a 365 or 366 day year, as applicable, computed from the date the amount becomes due for so long as the amount remains overdue. Interest on overdue amounts shall be payable upon demand by the Lender and shall be compounded on each Interest Payment Date.

4.9 Interest Act.

For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365, or 366 days, the yearly rate of interest to which the rate is equivalent is that rate multiplied by the number of days in the calendar year for which the calculation is made and divided by 360, 365, or 366, as applicable.

4.10 Limit on Rate of Interest.

      (a) Adjustment. If any provision of this Agreement or any of the other Documents would obligate a Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

            (i) first, by reducing the amount or rate of interest required to be paid to the Lender under this Section 4; and

            (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which would constitute interest for purposes of the Criminal Code (Canada).

      (b) Reimbursement. Notwithstanding Section 4.10(a), and after giving effect to all adjustments contemplated thereby, if the Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the applicable Borrower shall be entitled, by notice in writing to the Lender, to obtain reimbursement from the Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by the Lender to the applicable Borrower.

      (c) Actuarial Principles. Any amount or rate of interest referred to in this Section 4.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the earlier of the date of advance and the Closing Date to the relevant Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of that determination.

4.11 Substitute Basis of Advance - Libor Loans.

If, at any time during the term of this Agreement, the Lender acting in good faith determines (which determination shall be final, conclusive and binding upon the Borrowers) that:

      (a) adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan;

      (b) LIBOR does not accurately reflect the effective cost to the Lender of making, funding or maintaining a Libor Loan and the costs to the Lender are increased or the income receivable by the Lender is reduced in respect of a Libor Loan;

      (c) the making, funding or maintaining of a Libor Loan or a portion thereof by the Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

      (d) deposits in US Dollars are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Contract Period to make, fund or maintain a Libor Loan during the Contract Period;

the Lender shall promptly notify the Borrowers setting forth the basis of that determination and each Borrower hereby instructs the Lender to repay the affected Libor Loan with the proceeds of a USBR Loan in the amount of the Libor Loan, to be drawn down on the last day of the then current Contract Period. The Lender shall not be required to make any further Libor Loans available under this Agreement so long as any of the circumstances referred to in this Section
4.11 continue.

4.12 Indemnity.

      (a) General. Each Obligor shall, and does hereby, jointly and severally indemnify the Lender and its directors, officers, employees, attorneys and agents (each, an "Indemnified Person") against all suits, actions, proceedings, claims, losses (other than loss of profits), expenses (including reasonable fees, charges and disbursements of counsel), damages and liabilities including liabilities arising under Environmental Laws (each, a "Claim") that the Lender may sustain or incur as a consequence of (i) any default under this Agreement or any other Document, (ii) any misrepresentation contained in any writing delivered to the Lender in connection with this Agreement, (iii) the Lender entering into this Agreement, (iv) the use of proceeds of the Credit Facilities, or (v) the operations of any of the Obligors or any Affiliate of any of the Obligors, except that no Indemnified Person will be indemnified for any Claim resulting from its own gross negligence or willful misconduct.

      (b) Certificate. A certificate of the Lender setting out the basis for the determination of the amount necessary to indemnify the Lender pursuant to this Section 4.12 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

      (c) Survival. It is the intention of each of the Obligors and the Lender that Sections 3.15, 4.12, 4.13 and 6.2(b) shall supersede any other provisions in this Agreement which in any way limit the liability of any of the Obligors and that each of the Obligors shall be liable for any obligations arising under Sections 3.15, 4.12, 4.13 and 6.2(b) even if the amount of the liability incurred exceeds the amount of the other Obligations. The obligations of the Obligors under these Sections are joint and several and absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, whether or not occasioned by the fault of the Lender, except in respect of the Lender's gross negligence or willful misconduct. The obligations of each of the Obligors under Sections 3.15, 4.12, 4.13 and 6.2(b) shall survive the repayment of the other Obligations and the termination of the Credit Facilities.

4.13 Breakage Costs

      (a) The Borrowers may not repay, prepay or cancel an Advance by way of Bankers' Acceptances prior to the expiry of the Contract Period relating thereto.

      (b) If a Borrower repays, prepays or cancels an Advance (including repayment pursuant to Sections 4.11 and 5.3), by way of Libor Loan, Letter of Credit, Letter of Guarantee or Hedge Contract, the Borrower shall indemnify the Lender for any loss or expense suffered or incurred by the Lender including any loss of profit or expenses which the Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain the Advance or any interest or other charges payable to Lender of funds borrowed by the Lender in order to maintain the Advance together with any other charges, costs or expenses incurred by the Lender relative thereto.

      (c) A certificate of the Lender setting out the basis for the determination of the amount necessary to indemnify the Lender pursuant to this Section 4.13 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

4.14 Change in Circumstances.

If at any time the Lender determines in good faith (which determination shall be conclusive) and notifies (a "Change of Circumstance Notice") the Borrowers that any present or future law, regulation, order, treaty, official directive or guideline (relating to capital adequacy or otherwise and whether or not having the force of law), or any change therein or in the interpretation or application thereof by any authority charged with the administration thereof, including the Superintendent of Financial Institutions for Canada, or by any court or any compliance by the Lender with any request, directive or guidelines of any applicable monetary, fiscal or other governmental agency or authority, including the Superintendent of Financial Institutions for Canada, (whether or not having the force of law), has the effect in respect of any Advance of:

      (a) increasing the cost to the Lender of making, maintaining or funding such Advance;

      (b) reducing the amount of principal, interest, fees or other amounts received or receivable by the Lender hereunder or its effective return hereunder; or

      (c) causing the Lender to make any payment, or to forego any interest or other return on or calculated by reference to, any sum received or receivable by it hereunder;

then in any such case, upon demand being made from time to time to the Borrowers by the Lender, the Borrowers shall forthwith pay to the Lender such as amount as shall compensate the Lender for such additional cost, reduction, payment, foregone interest or other return; provided, however, that the Borrowers shall not be required to compensate the Lender for (a) any amounts in respect of capital taxes, income taxes and other similar taxes imposed on the Lender by any Governmental Authority and (b) any amounts relating to costs, reductions, payments, foregone interest or other returns incurred, suffered, or lost by the Bank on or after receipt of the Change of Circumstance Notice by the Borrowers.

                                   SECTION 5
                             REDUCTION AND REPAYMENT

5.1 Payment on Demand.

Each Credit Facility is payable by the Borrowers immediately on demand by the Lender at its option at any time and from time to time without any other or further notice notwithstanding the conformity or not of the Obligors to the terms and conditions of this Agreement or any other Documents and whether or not a Default or an Event of Default has occurred and is continuing or has been waived.

5.2 Repayment.

Without prejudice to the Lender's right to demand payment at its option at any time and from time to time, LP shall repay the principal amount of the Advances under Facility C quarterly, commencing the first fiscal quarter after the Closing Date, by paying the amounts set out in the amortization schedule attached as Schedule P. In addition, 100% of the net cash proceeds from the permitted sale or sale/leaseback of any fixed assets of the Obligors (collectively, the "Permitted Proceeds") shall be applied to repay, on or before the last Business Day of the Fiscal Quarter immediately following the Fiscal Quarter in which such sale or sale/leaseback occurs, the then outstanding principal amount under Facility C, until Facility C is repaid in full. Notwithstanding the foregoing, to the extent Permitted Proceeds are reinvested by the applicable Obligor, as applicable, in existing lines of business by the end of the Fiscal Quarter immediately following the Fiscal Quarter in which such permitted sale or sale/leaseback of assets takes place, then the Permitted Proceeds need not be applied to the outstanding principal amount under Facility C as set out herein.

5.3 Mandatory Repayment - Currency Fluctuations.

      (a) If, due to exchange rate fluctuations or for any reason whatsoever, in the case of Facility A or Facility D, the Canadian Dollar Amount of the principal amount of all Advances outstanding under such Credit Facility shall, at any time, exceed the Commitment for such Credit Facility (the amount of the excess being referred to herein as an "Excess Amount"), then within three Business Days of written notice from the Lender, the Borrowers shall, at their option:

            (i) forthwith repay Loans and/or fund the Lender's obligations with respect to outstanding Bankers' Acceptances, Letters of Credit or Letters of Guarantee in an amount equal to or greater than such Excess Amount; or

            (ii) provide cash collateral or such other security as the Lender may require in an amount equal to or greater than such Excess Amount which collateral shall remain in the Lender's possession until the Canadian Dollar Amount of the principal amount of all Advances outstanding under such Credit Facility is equal to or less than the Commitment for such Credit Facility whereupon such collateral shall be released by the Lender to the Borrowers.

      (b) Notwithstanding any other provision of this Agreement, including any provision contemplating a Rollover or Conversion, whenever the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A or Facility D is in excess of the Commitment for such Credit Facility, the Borrowers shall (i) repay any USBR Loan or (ii) upon the maturity of any Banker's Acceptance, repay the Banker's Acceptance, or (iii) upon the last day of the Contract Period in respect of a Libor Loan, repay the Libor Loan, and any repayments under clauses (i), (ii) and (iii) shall be applied in reduction of such Excess Amount.

      (c) The Borrowers shall, on demand, reimburse the Lender for and hold the Lender harmless against any loss, cost or expense suffered or incurred by the Lender by virtue of the necessity to resort to this
            Section 5.3 including any loss of profit or expenses which the Lender incurs by reason of the liquidation or re-deployment of deposits or other funds acquired by the Lender to maintain its obligations under this Agreement and any interest or other charges payable to the Lender of funds borrowed by the Lender in order to maintain the obligations of the Lender under this Agreement.

      (d) The Borrowers shall pay interest on any Excess Amount at a rate of Prime Rate plus 5% per annum, calculated on a daily basis on the actual number of days elapsed in a 365 day year, computed from the date an Excess Amount arises to, but excluding, the date on which the Excess Amount is repaid. Notwithstanding the foregoing, if a Borrower is aware that it will require an Excess Amount for a period not longer than three Business Days, such Borrower may request that such Excess Amount be made available at the rate normally applicable to the relevant Credit Facility for such anticipated short term requirement. The Lender may refuse such a request in its discretion.

5.4 Optional Prepayment.

LP may prepay, without penalty, in whole or in part and in a minimum amount of $100,000, the Advances outstanding under Facility C, other than Advances by way of Libor Loans which Advances may not be prepaid prior to the end of the relevant Contract Period, at any time provided that all accrued interest with respect to the amount to be prepaid shall have been paid and provided that LP indemnify the Lender for any loss or expense suffered or incurred by the Lender, including any breakage costs which the Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain Facility C or any interest or charges payable to the Lender of funds borrowed by the Lender and any other charges, costs or expenses incurred by the Lender relative thereto. A certificate of the Lender setting out the basis for the determination of the amount necessary to indemnify the Lender pursuant to this Section 5.4 shall be conclusive evidence, absent manifest error, of the correctness of that determination. LP shall give three Business Days' notice of its desire to make any prepayment, substantially in the form attached hereto as Schedule Q.

                                   SECTION 6
                               PAYMENTS AND TAXES

6.1 Payments Generally.

All amounts owing in respect of a Credit Facility, whether on account of principal, interest or fees or otherwise, shall be paid in the currency in which the Advance is outstanding. Each payment under this Agreement shall be made for value on the day the payment is due. All interest and other fees shall continue to accrue until payment has been received by the Lender. Each payment shall be made by debit to the applicable Borrower's Account by the Lender at or before 1:00 p.m. on the day the payment is due. Each Borrower hereby authorizes the Lender to debit the applicable Borrower's Account in respect of any and all payments to be made by each Borrower under this Agreement.

6.2 Taxes.

      (a) Payments. All payments to be made by or on behalf of the Borrowers under or with respect to this Agreement are to be made free and clear of and without deduction or withholding for, or on account of, any present or future Taxes, unless such deduction or withholding is required by Applicable Law. If a Borrower is required to deduct or withhold any Taxes from any amount payable to the Lender (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to, and taking into account all Taxes on, or arising by reason of the payment of, additional amounts under this Section 6.2), the Lender receives and retains an amount equal to the amount that it would have received had no such deductions or withholdings been required, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall remit the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Laws. Notwithstanding the foregoing, the Borrowers shall not be required to pay additional amounts in respect of Excluded Taxes.

      (d) Indemnity. The Borrowers shall indemnify the Lender for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrowers under this Agreement and paid by the Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and any Taxes levied or imposed with respect to any indemnity payment made under this Section 6.2. The Borrowers shall also indemnify the Lender for any Taxes (other than Excluded Taxes) that may arise as a consequence of the execution, sale, transfer, delivery or registration of, or otherwise with respect to this Agreement or any other Document. The indemnifications contained in this Section 6.2(b) shall be made within 30 days after the date the Lender makes written demand therefor.

      (c) Evidence of Payment. Within 30 days after the date of any payment of Taxes by the Borrowers, the Borrowers shall furnish to the Lender the original or a certified copy of a receipt evidencing payment by the Borrowers of any Taxes with respect to any amount payable to the Lender hereunder.

      (d) Survival. The Borrowers' obligations under this Section 6.2 shall survive the termination of this Agreement and the payment of all amounts payable under or with respect to this Agreement.

6.3 No Set-Off.

All payments to be made by the Borrowers shall be made without set-off or counterclaim and without any deduction of any kind.

6.4 Application of Payments Before Exercise of Rights.

Subject to the provisions of this Agreement, all payments made by or on behalf of the Borrowers before the exercise of any rights arising under Section 10.2, or otherwise, shall be paid to the Lender in each instance in the following order:

      (a) firstly, in payment of any amounts due and payable as and by way of recoverable expenses hereunder;

      (b) secondly, in payment of any interest, other fees, or default interest then due and payable on or in respect of the Advances;

      (c)   thirdly, in repayment of any principal amounts of the Advances; and

      (d) fourthly, in payment of any other amounts then due and payable by the Borrowers hereunder or in connection herewith.

6.5 Application of Payments After Exercise of Rights Under Section 10.2.

All payments made by or on behalf of the Obligors after the exercise of any rights arising under Section 10.2 shall be paid to the Lender in each instance in the following order:

      (a) firstly, in payment of agency fees, if any, and the reasonable costs and expenses of any realization against the Obligors and any and all other sureties and guarantors or of its or their respective property and assets, including the out-of-pocket expenses of the Lender and the reasonable fees and out-of-pocket expenses of counsel, consultants and other advisers employed in connection therewith and in payment of all costs and expenses incurred by the Lender in connection with the administration and enforcement of this Agreement or the other Documents, to the extent that those funds, costs and expenses shall not have been reimbursed to the Lender; and

      (b)   thereafter as the Lender may determine in its discretion.

                                   SECTION 7
                               SECURITY DOCUMENTS

7.1 Security Documents.

The Borrowers shall cause the following documents to be executed and delivered to the Lender to secure the Obligations, those documents to be in form and substance satisfactory to the Lender:

      (a)   in respect of Stake:

            (i) separate guarantees of the obligations of each of Temisca, 558497 Ontario, 1510146 Ontario and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Stake, including securities (or the equivalent) registered in every location where Stake has assets;

            (iii) security under 427 of the Bank Act (Canada);

            (iv)  a general assignment of book debts;

            (v) a first collateral charge, by way of debenture or other appropriate security, over the real property located at: (A) 2838 Highway 7, Norval, Ontario, (B) 407 Parkside Drive, Waterdown, Ontario, (C)

                  70 Brant Street, Hamilton, Ontario, and (D) 2270-43rd Avenue, Lachine, Quebec;

            (vi) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Stake; and

            (vii) an offset agreement regarding cash balances;

      (b)   in respect of Temisca:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a movable and immovable hypothec creating a hypothec in all of the real and personal personal property, assets and undertaking of Temisca, including securities (or the equivalent) registered in every location where Temisca has assets including over the real property located at: 1299 Rang, P.O. Box 34, St. Bruno de Gigues, Quebec;

            (iii) security under 427 of the Bank Act (Canada);

            (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Temisca; and

            (v)   an offset agreement regarding cash balances.

      (c)   in respect of 558497 Ontario:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of 558497 Ontario, including securities (or the equivalent) registered in every location where 558497 Ontario has assets;

            (iii) security under 427 of the Bank Act (Canada);

            (iv)  a general assignment of book debts;

            (v)   an offset agreement regarding cash balances; and

            (vi) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of 558497 Ontario;

      (d)   in respect of 1510146 Ontario:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of 1510146 Ontario, including securities (or the equivalent) registered in every location where 1510146 Ontario has assets;

            (iii) security under 427 of the Bank Act (Canada);

            (iv)  a general assignment of book debts;

            (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of 1510146 Ontario; and

            (vi)  an offset agreement regarding cash balances;

      (e)   in respect of LP:

            (i)   a guarantee of the obligations of Stake owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LP, including securities (or the equivalent) registered in every location where LP has assets;

            (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LP; and

            (iv)  an offset agreement regarding cash balances;

      (f)   in respect of the ULC:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of ULC, including securities (or the equivalent) registered in every location where ULC has assets;

            (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of ULC; and

            (iv)  an offset agreement regarding cash balances;

      (g)   in respect of LLC:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LLC, including securities (or the equivalent) registered in every location where LLC has assets;

            (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LLC;

            (iv)  an offset agreement regarding cash balances; and

            (v)   assignment of debt owing by Sunrich Food and related security;

      (h)   in respect of Sunrich Food:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich Food, including securities (or the equivalent) registered in every location where Sunrich Food has assets;

            (iii) a general assignment of book debts;

            (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich Food; and

            (v)   an offset agreement regarding cash balances;

      (i)   in respect of Northern Food:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Northern Food, including securities (or the equivalent) registered in every location where Northern Food has assets;

            (iv)  a general assignment of book debts;

            (iv) a first collateral charge, by way of debenture or other appropriate security, over the real property located at: (A) 2214 Geneva Road NE, Alexandria, Minnesota, (B) 601 3rd Avenue W, Alexandria, Minnesota, (C) 4601 Co. Road, 13 NE, Alexandria, Minnesota, (D) 3035 Evergreen Lane, Alexandria, Minnesota, (E) 308-2nd Avenue NW, Bertha, Minnesota, (F) 701 W 1st Street, Fosston, Minnesota, (G) 199 W 2nd Avenue, Afton, Wyoming, and (H) 2442 Cty Road 120 NE, Alexandria, Minnesota;

            (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Northern Food; and

            (vi)  an offset agreement regarding cash balances;

      (j)   in respect of Nordic:

            (i) separate guarantees of the obligations of each of Stake and LP;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Nordic, including securities (or the equivalent) registered in every location where Nordic has assets;

            (iii) a general assignment of book debts;

            (iv) a first collateral charge, by way of debenture or other appropriate security, over the real property located at: 3915 Minnesota Street, Alexandria, Minnesota;

            (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Nordic; and

            (vi)  an offset agreement regarding cash balances;

      (k)   in respect of Sunrich:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich, including securities (or the equivalent) registered in every location where Sunrich has assets;

            (iii)  a general assignment of book debts;

            (iv) a first collateral charge, by way of debenture or other appropriate security, over the real property located at: (A) 3824-93rd Street SW, Hope, Minnesota, and (B) 616-6th Avenue W, Cresco, Iowa;

            (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich; and

            (vi)  an offset agreement regarding cash balances;

      (l)   in respect of Stake USA:

            (i) separate guarantees of the obligations of each of Stake and the LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Stake USA, including securities (or the equivalent) registered in every location where Stake USA has assets;

            (iii) a general assignment of book debts; and

            (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Stake USA;

            (v)   an offset agreement regarding cash balances;

      (m)   in respect of Virginia Materials:

            (i) separate guarantees of the obligations of each of Stake and LP owing to the Lender;

            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Virginia Materials, including securities (or the equivalent) registered in every location where Virginia Materials has assets;

            (iii) a general assignment of book debts; and

            (iv)  an offset agreement regarding cash balances;

      (n) a subordination agreement from each of the shareholders of each of the Obligors subordinating any interest of each such shareholder in the property, assets or undertaking of the applicable Obligor securing payment of shareholder loans by or to the Obligors, as applicable;

      (o)   the Lender's standard form LIBOR agreements;

      (p) the Lender's standard form Bankers' Acceptances in blank in accordance with Section 3.8(f); and

      (q) such other additional or substitute security as the Lender may require from time to time.

7.2 Further Assurances.

      (a) Additional Obligors. The Borrowers shall cause any Included Subsidiary to sign an Additional Obligor Counterpart and execute and deliver a guarantee unlimited as to amount, substantially similar to the guarantees executed by the Obligors, supported by:

            (i) a general security agreement or the equivalent, substantially similar to the general security agreements executed by the Obligors, creating a security interest in all its personal property, assets and undertaking, including securities registered in every location where such Included Subsidiary has assets;

            (ii) a charge (or the equivalent) of such Included Subsidiary creating a fixed charge on all such Included Subsidiary's real property registered against title to such property;

            (iii) an assignment of all insurance policies held by the Included
                  Subsidiary insuring the real property or assets of the Included Subsidiary; and

            (iv) such other additional or substitute security as the Lender may require from time to time;

            all immediately upon that Person becoming an Included Subsidiary.

      (b) Further Documents. Upon request of the Lender, the Obligors or any of them shall execute and deliver, or shall cause to be executed and delivered, to the Lender such further documents or instruments and shall do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender, in its sole discretion, to secure the Obligations, including executing and delivering or causing to be executed and delivered such further documents or instruments to give the Lender a first priority security interest in any and all property and assets acquired, subject to any Permitted Liens ranking prior to the Lender's Liens.

                                   SECTION 8
                              CONDITIONS PRECEDENT

8.1 Conditions Precedent to Disbursements of Advances.

The obligation of the Lender to make available the first Advance, Rollover or Conversion under this Agreement is subject to and conditional upon the satisfaction of the following conditions:

      (a) Delivery of Documents. The Lender shall have received sufficient copies, in form and substance satisfactory to the Lender, of the following:

            (i)   this Agreement duly executed by all the parties hereto;

            (ii) each Security Document and all other Documents duly executed by all the parties thereto;

            (iii) timely notice as may be required by any term of this Agreement in connection with any action to be taken thereunder;

            (iv) a Certificate of each Obligor dated the Closing Date certifying:

                  A. that its constating documents and the by-laws, which shall be attached thereto, are complete and correct copies and are in full force and effect;

                  B. all resolutions and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under this Agreement, the Security Documents and the other Documents to which it is a party and all the transactions contemplated thereby; and

                  C. all representations and warranties contained in this Agreement are true and correct as if made on the date of the Certificate.

            (v) financial statements for the nine month period ended September 30, 2001 and draft financial statements for the 12 month period ended December 31, 2001;

            (vi) opinions of counsel to the Obligors, addressed to the Lender and counsel to the Lender with respect to, inter alia, due authorization, execution, delivery and enforceability of the Documents executed by the Obligors;

            (vii) opinions of Donahue LLP, counsel to the Lender, and local agents in all relevant jurisdictions regarding registration of the Security Documents addressed to the Lender;

            (viii) duly executed certificate(s) of insurance evidencing the insurance required under this Agreement and endorsements of those policies each showing loss payable to the Lender;

            (ix) such other documents as the Lender may reasonably request including (A) the documents listed in Section 7.1 hereof, and
                   (B) standard documentation used by the Lender in connection with the issuance of Letters of Credit and Letters of Guarantee, prior to any Advance by way of any such method;

            (x) a duly completed Environmental Checklist in the Lender's standard form, or if available, a Phase I environmental report in respect of real property owned by the Obligors;

            (xi) landlord waivers satisfactory to the Lender in respect of real property leased by any Obligor; and

            (xii) a copy of all of the relevant Obligor's agreements relating to the Rhodia Note Payable and the Rhodia Note Receivable.

      (b) Payout and Discharge. All funds owed by the Obligors to those creditors identified by the Lender shall be repaid in full and all security registrations made in favour of such creditors shall be discharged or the Lender shall have received an undertaking from such creditors to discharge all such security registrations in form and substance satisfactory to the Lender.

      (c) Registration of Security Documents. All registrations, recordings and filings of or with respect to the Security Documents which in the opinion of counsel to the Lender are necessary to render effective the Lien intended to be created thereby shall have been completed.

      (d) Fees. All fees payable in accordance with this Agreement on or before the Closing Date (including legal fees and expenses of the Lender) shall have been paid to the Lender.

      (e) Due Diligence. The Lender shall have completed its business, legal and accounting due diligence (including receipt of environmental checklists from the Obligors, a list of the contents of the inventory of each of the Steam Explosion Technology Group and BEI/PECAL divisions of Stake and a listing of Stake's fixed assets and assessments and real estate appraisals) with results satisfactory to the Lender.

      (f) Market Change. No material adverse change or material disruption of the financial, banking or capital markets shall have occurred and be continuing, in each case, determined by the Lender in its sole and absolute discretion.

      (g) Material Adverse Change. No Material Adverse Change shall have occurred with respect to the Obligors.

      (h) Existing Debt. The Lender shall have reviewed the Obligors' existing Debt obligations, with results satisfactory to the Lender.

      (i) Harris. Sunrich Food shall have entered into a credit agreement with Harris on terms acceptable to the Lender (the "Harris Loan Agreement").

      (j) Security Sharing. The Lender and Harris shall have entered into a mutually acceptable security sharing agreement.

8.2 Conditions Precedent to All Advances.

The obligations of the Lender to make available any subsequent Advance, Rollover or Conversion, after the conditions in Section 8.1 being satisfied, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Rollover Date or Conversion Date:

      (a)   No Default. No Default or Event of Default shall exist.

      (b) No Demand. No demand for repayment of any Credit Facility shall have been made.

      (c) Representations Correct. The representations and warranties contained in Section 2.1 shall be true and correct on each Drawdown Date, Rollover Date or Conversion Date as if made on that date.

      (d) Notice of Advance. The Borrowers shall have provided any notice required in respect of an Advance, Rollover or Conversion.

      (e) Facility A Advances. The Facility A Borrowers shall have provided a current certified aged statement of Accounts Receivable and listing of Inventory in accordance with Section 3.5(a).

      (f) Certain Advances. Each applicable Borrower executing and delivering to the Lender customary documentation required by the Lender from time to time for purposes of extending Advances by way of Letter of Credit, Letter of Guarantee, Bankers' Acceptance and Hedge Contract.

8.3 Waiver of a Condition Precedent.

The conditions stated in Sections 8.1 and 8.2 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Advances, without affecting the right of the Lender to assert terms and conditions in whole or in part in respect of any other Advance.

                                    SECTION 9
                                    COVENANTS

9.1 Affirmative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Lender has any obligations under this Agreement or any of the other Documents, each of the Obligors covenants, for itself, with the Lender as follows:

      (a) Corporate Existence. It shall do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, trade-marks, licenses and qualifications required for it to carry on its businesses and own, lease or operate its properties in each jurisdiction in which it carries on business or owns, leases or operates property or assets from time to time.

      (b) Insurance. It shall maintain insurance on its properties and assets and for the operation of its businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business, including appropriate liability insurance, business interruption insurance and third party liability insurance. It shall provide copies of those policies to the Lender, which policies shall be satisfactory to the Lender. Each insurance policy shall include an endorsement whereby the insurers agree to give the Lender not less than 30 days notice of the cancellation of the policy of insurance and permit the Lender to cure any default which may exist under the policy. It shall name the Lender as loss payee or additional insured as the Lender's interest may appear in all of its policies of insurance or otherwise assure the Lender of the availability of continuing coverage in a manner satisfactory to the Lender.

      (c) Compliance with Laws, etc. It shall comply with all Applicable Laws and all Government Approvals required in respect of its businesses, properties, the Collateral, or any activities or operations carried out thereon including health, safety and employment standards, labour codes and Environmental Laws. If required by the Lender, it shall deliver to the Lender evidence satisfactory to the Lender concerning such compliance with all Applicable Laws and Government Approvals.

      (d) Government Approvals. It shall obtain (to the extent not in existence on the date of this Agreement) and maintain, by the observance and performance of all obligations thereunder and conditions thereof, all Government Approvals required for it to carry on its businesses.

      (e)   Conduct of Business. It shall:

            (i) conduct its business and the operation of its property in a proper and efficient manner and keep proper books of account and records with respect to the operation of its business and the operation of its property;

            (ii) diligently maintain, repair, use and operate its property and premises in a proper and efficient manner;

            (iii) maintain its physical assets in good condition so that each asset may be used at all times for the purpose for which it was intended; and

            (iv) perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound.

      (f) Payment. It shall duly and punctually pay or cause to be paid all sums of money due and payable by it under this Agreement and the other Documents on the dates, at the places and in the currency and the manner set forth herein and therein.

      (g) Litigation. It shall (i) promptly give notice to the Lender of any litigation, proceeding or dispute, threatened or commenced, if the litigation, proceeding or dispute, if adversely determined, could reasonably be expected to have a Material Adverse Effect on it or the other Obligors, (ii) advise the Lender of the extent to which any adverse determination is covered by insurance, (iii) provide all reasonable information requested by the Lender concerning the status of any litigation, proceeding or dispute, and (iv) use reasonable efforts to bring about a reasonable, favourable and speedy resolution or disposition of the litigation, proceeding or dispute.

      (h) Pay Claims and Taxes. It shall promptly pay and discharge, when due, all Taxes charged to or payable by it and all obligations which may result in Liens (other than Permitted Liens) on its properties or assets unless the relevant Tax or obligation is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved against in accordance with GAAP. It shall notify the Lender of each contest promptly upon forming the intention to contest the relevant payment, Tax or obligation.

      (i) Notice of Default or Material Adverse Change. It shall, upon obtaining knowledge thereof, provide to the Lender as soon as practicable, and in any event within one Business Day after obtaining that knowledge, notice of any Material Adverse Change, Default or Event of Default, together with an officer's certificate setting forth the details of any such Material

            Adverse Change, Default or Event of Default and the action taken or to be taken to remedy it.

      (j) Other Reports and Filings. Promptly upon transmission thereof it shall deliver to the Lender copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which it (i) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor or with the Ontario Securities Commission or any securities regulatory authority or any other equivalent governmental agencies in any state, province or territory of Canada or the United States of America, (ii) has delivered to holders of, or any agent or trustee with respect to, its Debt in their capacity as such a holder, agent or trustee, or (iii) has delivered to any shareholder in its capacity as a shareholder.

      (k) Other Information. From time to time, it shall deliver to the Lender such other information or documents (financial or otherwise) as the Lender may reasonably request.

      (m) Books, Records and Inspections. It will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. It will permit officers and designated representatives of the Lender to visit and inspect, under guidance of its officers, any of its properties and to examine its books of account and discuss its affairs, finances and accounts, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

      (n) First Priority. It will take all actions, sign all documents, effect all registrations and otherwise act so as to carry out the intent of this Agreement which is that the Liens created by the Security Documents are to rank first against all of its undertaking, property and assets subject only to Permitted Liens.

      (o) Environmental Compliance. It will carry on all activities in compliance with all Environmental Laws. It will not cause or permit the Release or storage of a Hazardous Substance in or under its properties except in compliance with all Environmental Laws. If it comes to its attention that it is not in material compliance with all applicable Environmental Laws, it will remedy that non-compliance immediately. If immediate remedy is not possible, it will notify the Lender immediately of the problem and describe in detail the action it intends to take to return to compliance with this Section 9.1(n).

      (o) Capital Expenditures. It will make, subject to a permitted 10% variance above the budgeted amount, Capital Expenditures only in accordance with and as budgeted for in its Business Plan, unless otherwise approved in writing by the Lender.

      (p) Annual Meetings with Lender. On or before April 30th in each Fiscal Year, it shall hold a meeting with the Lender upon the request of the Lender at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Obligors and the Business Plan.

      (q) Auditors. It shall promptly give notice to the Lender of a change in its Auditors and the reasons for the change.

9.2 Negative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Lender has any obligations under this Agreement or any of the other Documents, each Obligor covenants, for itself, with the Lender as follows:

      (a) Limitation on Liens. It shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any material part of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens. The ability of the Obligors to incur or suffer to exist Permitted Liens is not to be construed as a subordination, constructive or otherwise, of the Liens granted to the Lender to such Permitted Liens.

      (b) Disposition of Assets. It shall not sell, lease, transfer, assign, convey or otherwise dispose of any of its properties or assets except in the ordinary course of business and in accordance with the terms of the Security Documents unless the Permitted Proceeds of such sale are applied as set out in Section 5.2.

      (c) Consolidations and Mergers. It shall not merge, consolidate, amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favour of any Person without the Lender's prior written approval which may be withheld at the Lender's sole discretion, except that any Obligor may merge, amalgamate with, or dissolve or liquidate into, any other Obligor (so long as it remains an Obligor), provided that in any such transaction, other than an amalgamation, the Obligor shall be the continuing or surviving corporation.

      (d) Limitation on Debt. It shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt in excess of $500,000 in the aggregate during the term of this Agreement, except:

            (i)   Debt incurred pursuant to this Agreement;

            (ii)  Debt consisting of Contingent Obligations described in clause
                  (b) of the definition thereof and permitted pursuant to
                  Section 9.2(g);

            (iii) Debt existing on the date of the Closing Date as set forth in
                  Schedule R;

            (iv)  Debt secured by or which could be secured by Permitted Liens;

            (v) Debt for amounts payable to suppliers in the ordinary course of business;

            (vi)  unsecured Debt to an Obligor; and

            (vii) Debt of Temisca in respect of the Class H Shares in the capital of Temisca in the maximum aggregate amount of $109,000.

      (e) Transactions with Affiliates or Associates. It shall not enter into any transactions with any Affiliate or Associate of it, except:

            (i) as expressly permitted by this Agreement or listed on Schedule S hereto; or

            (ii) in the ordinary course of business and pursuant to the reasonable requirements of its business;

            and, in the case of clause (ii), upon fair and reasonable terms no less favourable to it than would obtain in a comparable arm's-length transaction with a Person which is not its Affiliate or Associate.

      (f) Management Fees and Compensation. It shall not pay any management, consulting or similar fees to any Affiliate or to any officer, director or employee of it or any Affiliate except (i) payment of reasonable compensation and expense reimbursement to officers and employees for actual services rendered to, and expenses incurred for, it in the ordinary course of business, and (ii) payment of directors' fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate for the Obligors with respect to all such items $150,000 in any Fiscal Year provided that no such payment shall be made if a Default or an Event of Default is outstanding or if the making of such payment will result in a Default or an Event of Default.

      (g) Contingent Obligations. It shall not create, incur, assume or suffer to exist any Contingent Obligations, other than in respect of the Obligations except:

            (i) endorsements for collection or deposit in the ordinary course of business;

            (ii) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

            (iii) Contingent Obligations arising with respect to customary indemnification obligations in favour of purchasers in connection with dispositions permitted under Section 9.2(b).

            The foregoing permission to incur Contingent Obligations is not consent for any Obligor to honour those Contingent Obligations if otherwise restricted or prohibited by this Agreement.

      (h) Restricted Payments. It shall not (i) declare or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock, partnership interests, membership interests or other equity securities (except that any Obligor may declare and pay dividends to another Obligor (so long as it remains an Obligor)), or (ii) purchase, redeem or otherwise acquire for value any of its, or any of its Affiliates', shares of capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such interests or securities now or hereafter outstanding.

      (i) Change in Business. It shall not engage in any material line of business substantially different from those lines of business carried on by it on the date hereof and it shall not change the location from which such line of business is carried on by it, all as described in Schedule C, without the Lender's prior written consent.

      (j) Change in Structure. It shall not make any changes in its equity capital structure (including a change in the terms of its outstanding equity securities), or amend its constating documents (including any shareholder agreement) without the Lender's prior written consent, except as necessary to effect transactions permitted under Section 9.2(c).

      (k) Accounting Changes. It shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

      (l) Material Contracts. It shall not (i) cancel or terminate any Material Contract; (ii) waive any default or breach under any Material Contract; (iii) amend or otherwise modify any Material Contract; or (iv) take any other action in connection with any Material Contract, that would, in each case, have a Material Adverse Effect.

      (m) Limitation on Sale and Leaseback Transactions. It will not, directly or indirectly, enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired).

      (n) Investments. It will not, other than in respect of the proceeds of the Advance under Facility C and the corresponding equity contribution in each of the ULC and the LLC make or commit to make any capital contributions to, or any purchase of any shares of, or any other equity investment in, or any acquisition of all or any substantial part of, the assets, rights and properties of, any Person without the Lender's prior written approval.

      (o) Use of Cash. Use any cash on deposit with the Lender which is subject to an offset agreement in breach of any term or covenant contained in this Agreement.

      (p) Loans of 1108176 Ontario. It will not make loans or advance funds or make or increase, as the case may be, any equity investment in 1108176 Ontario without the prior written consent of the Lender.

9.3 Financial Covenants of the Borrowers.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Lender has any obligations under this Agreement or any of the other Documents, the Borrowers covenant with the Lender as follows:

      (a) Funded Debt to EBITDA Ratio. The Funded Debt to EBITDA Ratio of the Consolidated Borrower shall at all times prior to September 30, 2002 be less than 3.00 : 1.00, shall at all times from September 30, 2002 to August 31, 2003 be less than 2.75 : 1.00 and shall at all times thereafter be less than 2.50 : 1.00.

      (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Consolidated Borrower shall at all times up to and including June 30, 2002 be greater than or equal to 1.25 : 1.00 and thereafter shall at all times be greater than or equal to 1.5 : 1.00.

      (c) Debt to New Worth Ratio. The Debt to Net Worth Ratio of the Consolidated Borrower shall at all times be 2.5 : 1.00.

      (d) Working Capital Ratio. The Working Capital Ratio of the Consolidated Borrower shall not at any time be less than 1.25 : 1.00.

      (e) Net Worth. The Consolidated Borrower shall maintain a Net Worth of not less than $30,000,000 at all times plus 75% of cumulative net income plus the stated capital amount of any share issuance.

      (f) Calculation of Ratios, etc. The Funded Debt to EBITDA Ratio, the Fixed Charge Coverage Ratio and the Debt to Net Worth Ratio shall each be calculated quarterly on any day based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day. The initial Fixed Charge Coverage Ratio shall be based upon the first six months of the calendar year 2001 on an annualized basis. The initial Funded Debt to EBITDA Ratio, Fixed Charge Coverage Ratio and Debt to Net Worth Ratio shall be calculated based upon the first nine months of the calendar year 2001 on an annualized basis with the balance sheet further adjusted to include the results of the private placement of 3,400,000 common shares at an issue price of C$3.30 per share and 850,000 common shares at an issue price of US$2.10 in the capital of Stake. On an ongoing basis EBITDA shall be adjusted to include the results of any business acquisition on an annualized basis.

      (g) Changes to GAAP. Upon the occurrence of any change in GAAP, the Lender will adjust the ratios set out in this Section 9.3.

9.4 Accounting, Financial Statements and Other Information.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Lender has any obligations under this Agreement or any of the other Documents, each Borrower covenants with the Lender as follows:

      (a) Quarterly Consolidated Financial Statements. Within 60 days of the end of each Fiscal Quarter, it will deliver to the Lender the consolidated balance sheet of Stake as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows, together with schedules prepared in a manner satisfactory to the Lender, presenting the balance sheet of the Obligors as at the end of such Fiscal Quarter and the related consolidating spreadsheets (including balance sheets and income statements) in respect of each Obligor of income and cash flows, (and showing all adjustments made to prepare such balance sheet and statement) all of which shall be certified by the chief financial officer of Stake together with a certificate of such officer relating to the compliance or non-compliance with this Agreement in the form attached hereto as Schedule T.

      (b) Facility A Borrowing Base Statements. Within 30 days of the end of each fiscal month, the Facility A Borrowers will deliver to the Lender an aged Accounts Receivable listing and Inventory listing segregating United States, Canadian and foreign domiciled Accounts Receivable of the Facility A Borrowers and categorizing Inventory as either raw materials, parts or supplies and finished goods of the Facility A Borrowers for such period all of which shall be certified by the chief financial officer of Stake. Accounts Receivable guaranteed by EDC or secured by a letter of credit from a financial institution acceptable to the Lender shall be separately identified.

      (c) Annual Audited Financial Statements. Within 120 days of the end of each Fiscal Year, Stake will deliver to the Lender the consolidated balance sheets of Stake as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, certified by the Auditors, together with a signed opinion of the Auditors (which opinion shall not be qualified in any respect) on the consolidated financial statements.

      (d) Annual Unaudited Financial Statements. Within 120 days of the end of each Fiscal Year, Stake will cause Sunrich Food to, and Sunrich Food will, deliver to the Lender the unaudited consolidated balance sheets of Sunrich Food and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, all of which shall be certified by the chief financial officer of Sunrich Food.

      (e) Management Letters. Promptly after the receipt thereof by any Obligor, a copy of any "management letter" received by any Obligor from the Auditors.

      (f) Annual Business Plan. Not later than one day prior to the first day of each Fiscal Year, a Business Plan for Stake on a consolidated basis and for each Obligor (other than Stake) and Subsidiary on an unconsolidated basis in form satisfactory to the Lender and consistent with past practice (including financial projections, Capital Expenditure budgets, budgeted statements of income and sources and uses of cash and balance sheets) prepared for (i) each calendar month of such fiscal year, and (ii) the Fiscal Year immediately following such Fiscal Year, in each case, prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such projections and budgets are based, accompanied by the statement of the chief financial officer of each Obligor and Subsidiary to the effect that, to the best of his or her knowledge, the projections and budget are a reasonable estimate for the period covered thereby.

      (g) Other Information. Such other information as the Lender may reasonably request.

                                   SECTION 10
                             DEFAULT AND ENFORCEMENT

10.1 Events of Default.

Without in any way limiting the demand nature of the Credit Facilities and the right of the Lender to demand payment under any or all Credit Facilities at any time and from time to time notwithstanding the compliance or non-compliance by the Obligors or any of them with any or all of the terms and conditions of the Documents, upon the occurrence of any one or more of the following events the Lender may by written notice to the Borrowers, declare that an Event of Default under the Credit Facilities has occurred:

      (a) Non-payment of Principal. Any Borrower fails to make when due, whether by acceleration or otherwise, any payment of principal required to be made under this Agreement or any other Document.

      (b) Non-payment of Interest, Fees or Other Amounts. Any Obligor fails to make when due, whether by acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Document and that failure continues for three Business Days after the due date.

      (c)   Breach of Covenants, etc. Any Obligor:

            (i) fails to perform or observe any term, condition, covenant or undertaking contained in Sections 7.2, 9.1, 9.2, 9.3 and 9.4 and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence;

            (ii) fails to bring any of its real property into material compliance with applicable Environmental Laws as contemplated by Section 9.1(o) within a reasonable period which, in no event, shall exceed six months from the date hereof;

            (iii) fails to observe or perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and which failure cannot be remedied; or

            (iv) fails to observe of perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence.

      (d)   Cross-Default. With respect to any other Debt of any Obligor or
            Subsidiary:

            (i) demand is made of Debt in excess of $500,000 payable on demand or default occurs in the payment thereof when due, whether by virtue acceleration or otherwise;

            (ii) default occurs in the performance or observance of any obligation or condition with respect thereto and that default remains unremedied after any remedial period with respect thereto; or

            (iii) any other event occurs with respect thereto;

            and the effect of that default or other event is to accelerate the maturity of that Debt or to permit the holder or holders thereof, or any trustee or agent for the holder or holders, to cause the Debt to become due and payable prior to its expressed maturity and/or to realize on any security that may be held for such Debt.

      (e) Representations and Warranties. Any representation, warranty or statement which is made by any Obligor in any Document or which is contained in any certificate, written statement or written notice provided under or in connection with any Document or which is deemed to have been made is untrue or incorrect when made in any material respect.

      (f) Execution. Judgments are made against a the Obligors or any Subsidiary or any one of them in excess of $500,000 by any court of competent jurisdiction and either (i) a writ, execution or attachment or similar process is levied against the property of any of them in respect of such judgment, or (ii) the judgment is not actively and diligently appealed and execution thereof stayed pending appeal within 30 days of the rendering of the judgment, or
            (iii) the judgment is not paid or otherwise satisfied within 30 days of the rendering of the judgment.

      (g) Invalidity and Contest. This Agreement or any of the other Documents, or any provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Obligor, as applicable, or any other party thereto or cease to be enforceable against any Obligor, as applicable, or any party thereto in accordance with its terms or shall be declared to be null and void, or the legality, validity, binding nature or enforceability of this Agreement or any other Document, or any provision hereof or thereof, shall be contested by any of the Obligors, as applicable, or any other party thereto or any of the Obligors, as applicable, or any party thereto shall deny that it has any further liabilities or obligations hereunder or thereunder.

      (h) Government Approval. Any Government Approval required to enable any of the Obligors and/or the Subsidiaries to conduct its business substantially as presently conducted or to perform its obligations under any Document is not obtained or is withdrawn or ceases to be in full force and effect and that required Government Approval cannot be acquired or reinstated within 30 days of the date on which the relevant Obligor or Subsidiary knew or ought to have known the Government Approval was required or withdrawn.

      (i)   Voluntary Proceedings. Any Obligor:

            (i) institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies' Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets;

            (ii)  makes an assignment for the benefit of creditors;

            (iii) is unable or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation;

            (iv) voluntarily suspends the conduct of its business or operations;

            or acquiesces to, or takes any action in furtherance of, any of the foregoing.

      (j)   Involuntary Proceedings. If any third party in respect of any
            Obligor:

            (i) makes any application under the Companies' Creditors Arrangement Act (Canada) or similar legislation in Canada or the United States of America;

            (ii) files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation in Canada or the United States of America;

            (iii) institutes a winding-up proceeding under the Winding-up and
                  Restructuring Act (Canada), any relevant incorporating statute or any similar legislation in Canada or the United States of America;

            (iv) presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation in Canada or the United States of America; or

            (v) files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of them, or any material part of any of their respective assets or any similar relief in Canada or the United States of America;

            and if the application, filing, proceeding, petition or case is not contested by bona fide action on the part of the relevant Obligor or Subsidiary and is not dismissed, stayed or withdrawn within 30 days of commencement thereof or if relief is granted against the relevant Obligor or Subsidiary.

      (k) Creditor Action. Any secured creditor, encumbrancer or lienor, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lienor, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over, all or a substantial part of the assets of any Obligor or gives notice of its intention to do any of the foregoing.

      (l) Material Adverse Effect. At any time there occurs an event or circumstance which in the view of the Lender has or could have a Material Adverse Effect on any Obligor.

      (m) Material Contracts. Any Obligor defaults in any material respect under any Material Contract and all applicable notice or cure periods under the Material Contract have expired and the default has not been cured or waived.

      (n) Change of Control Regarding Persons Other Than Stake. There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of any Obligor (other than Stake) or any Subsidiary such that Stake shall cease to own or control, directly or indirectly, shares or ownership interests of such Obligor or Subsidiary carrying voting rights sufficient to permit Stake to elect a majority of the members of the board of directors of such Obligor or Subsidiary.

      (o) Change of Control Regarding Stake. There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of Stake such that a Person or group of Persons acting in concert beneficially owns or controls 51% or more of the shares of the Borrower carrying voting rights.

      (p) Harris Default. A default or event of default occurs under the Harris Loan Agreement.

10.2 Rights upon Default and Event of Default.

Upon demand for payment or occurrence of a Default, the Lender may, on notice to the Borrowers, declare that the ability of the Borrowers to make request for further Advances under any Credit Facility shall be suspended pending the remedying of the Default. Upon the occurrence of an Event of Default the Lender may do either or both of the following:

      (a) declare that the Commitment under any or all Credit Facilities has expired and that the Lender's obligations to make Advances have terminated; and

      (b) declare the entire principal amount of all Advances outstanding, all unpaid accrued interest and all fees and other amounts required to be paid hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder and under any other Document.

From and after the issuance of any declaration referred to in this Section 10.2, the Lender shall not be required to honour any cheque or other instrument presented to it by any Borrower regardless of the date of issue or presentation. Immediately upon receipt of a declaration under Section 10.2(b), the Borrowers shall pay to the Lender all amounts outstanding hereunder including the Hedge Contract Exposure owing under each Hedge Contract. Without limiting the generality of the foregoing, the Borrowers shall pay the Lender the principal amount of all Bankers' Acceptances which have not matured and the principal amount payable under all outstanding Letters of Credit, which are unmatured or unexpired, which amounts shall be held by the Lender as collateral security for the Borrowers' obligations with respect to those Bankers' Acceptances and Letters of Credit, as applicable. The Hedge Contract Exposure under any Hedge Contract shall be determined in accordance with the applicable Hedge Agreement.

10.3 Waiver of Default.

No express or implied waiver by the Lender of any demand, Default or Event of Default shall in any way be or be construed to be a waiver of any future or subsequent Default or Event of Default. To the extent permitted by Applicable Law, the Obligors hereby waive any rights now or thereafter conferred by statute or otherwise which may limit or modify any of the Lender's rights or remedies under any Document. The Obligors acknowledge and agree that the exercise by the Lender of any rights or remedies under any Document without having declared an acceleration shall not in any way alter, affect or prejudice the right of the Lender to make a declaration pursuant to Section 10.2 at any time and, without limiting the foregoing, shall not be construed as or deemed to constitute a waiver of any rights under Section 10.2.

                                   SECTION 11
                                    REMEDIES

11.1 Remedies Cumulative.

For greater certainty, the rights and remedies of the Lender under this Agreement and the other Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender of any right or remedy upon the occurrence of a demand, Default or Event of Default shall not be deemed to be a waiver of, or to alter, affect or prejudice any other right or remedy to which the Lender may be lawfully entitled as a result of the demand, Default or Event of Default, and any waiver by the Lender of the strict observance of, performance of or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent demand, Default or Event of Default or of the right of the Lender to demand payment under the Credit Facilities at any time and from time to time.

11.2 Remedies Not Limited.

The Lender may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise, for any available relief or purpose including, but not limited to: (a) the specific performance of any covenant or agreement contained in this Agreement or in any other Document; (b) an injunction against a violation of any of the terms of this Agreement or any other Document; (c) in aid of the exercise of any power granted by this Agreement or any other Document or by law; or (d) the recovery of any judgment for any and all amounts due in respect of the Obligations.

11.3 Set-Off, etc.

Upon the occurrence of demand, Default or Event of Default, the Lender and each of its respective branches and offices are hereby authorized by each Obligor from time to time, without notice to: (a) set off and apply any and all amounts owing by the Lender or any of its branches or offices to any Obligor (whether payable in Canadian Dollars or any other currency and any amounts so owing in any other currency may be converted into one or more currencies in which the Obligations are denominated at such rate or rates as the party may be able to obtain, acting reasonably - whether matured or unmatured, and in the case of deposits, whether general or special, time or demand and however evidenced) against and on account of the Obligations (whether or not any declaration under Section 11.2 has been made and whether or not those Obligations are unmatured or contingent); (b) hold any amounts owing by the Lender as collateral to secure payment of the Obligations owing to it to the extent that those amounts may be required to satisfy any contingent or unmatured Obligations owing to it; and (c) return as unpaid for insufficient funds any and all cheques and other items drawn against any deposits so held as the Lender in its sole discretion may elect.

11.4 Lender May Perform Covenants.

If any Obligor fails to perform any of its obligations under any covenant contained in this Agreement or any other Document, the Lender may (but has no obligation to), upon notice to the Borrowers, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, it may make an Advance to fund that requirement, which Advance shall be repaid by the Borrowers on demand. That Advance shall bear interest at a rate calculated and paid in accordance with Section 4.

                                   SECTION 12
                                      FEES

12.1 Arrangement Fee.

The Borrowers shall pay to the Lender on or before the Closing Date an arrangement fee (the "Arrangement Fee") of C$150,000. The Lender acknowledges having received a deposit of C$37,500 toward the payment of the Arrangement Fee. The Borrowers acknowledge to the Lender that:

      (a) the C$37,500 deposit has been fully earned by the Lender and is non-refundable to the Borrowers;

      (b) the remaining balance of such Arrangement Fee shall be fully earned by the Lender on Closing and is non-refundable to the Borrowers; and

      (c) the Arrangement Fee compensates the Lender for the time and expense incurred by the Lender in evaluating, reviewing, approving, authorizing and arranging the Credit Facilities.

                                   SECTION 13
                                  MISCELLANEOUS

13.1 Assignment.

      (a) Benefit and Burden of this Agreement. This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees.

      (b) Participation. The Lender may, with the prior written consent of the Borrowers, which consent may not be unreasonably withheld, grant a participation in any Credit Facility to one or more financial institutions or other entities (the "Participant"). If a participation is granted, (a) the Lender shall remain fully liable for all of its obligations and responsibilities under this Agreement to the same extent as if the participation had not been granted and
            (b) the Lender shall administer the participation of the Participant. Neither the Participant nor the Borrowers shall have any rights against or obligations to one another, nor shall any of them be required to deal directly with one another in respect of the participation by a Participant.

      (c) Assignment. The Lender may, with the prior written consent of the Borrowers, which consent may not be unreasonably withheld, assign all or any part of its rights to and may have its obligations in respect of any Credit Facility assumed by one or more financial institutions or other entities (each an "Assignee"). Notwithstanding the foregoing, no consent shall be required in respect of any assignment by the Lender to its Affiliate. An assignment shall become effective when the Borrowers have been notified by the Lender and have received from the Assignee an undertaking to be bound by this Agreement and to perform the obligations assigned to it. The Assignee shall be treated as a Lender for all purposes of the Agreement, shall be entitled to the full benefit hereof and shall be subject to the obligations of the Lender to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Lender shall be released and discharged accordingly and to the same extent and such Schedules as applicable shall be amended accordingly from time to time without further notice or other requirement.

      (d) Expenses. Any expenses incurred by the Lender in connection with a Participation or Assignment including any subsequent amendments of this Agreement or any other Document, including the reasonable fees and disbursements of counsel to the Lender shall be paid or reimbursed, on demand, by the Borrowers.

      (e) Obligors. The Obligors may not assign, delegate or transfer all or any part of their respective rights or obligations under this Agreement or any other Document without the prior written consent of the Lender.

13.2 Amendments.

No amendment or waiver of any provision of this Agreement or consent to any departure by a party from any provision of this Agreement will be effective unless it is in writing, and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

13.3 Notice.

      (a) Unless otherwise specified, any notice or other communication required or permitted to be given to a party under this Agreement shall be in writing and may be delivered personally or sent by prepaid registered mail or by facsimile, to the address or facsimile number of the party set out beside its name at the foot of this Agreement to the attention of the Person there indicated or to such other address, facsimile number or other Person's attention as the party may have specified by notice in writing given under this Section. Any notice or other communication shall be deemed to have been given (i) if delivered personally, when received; (ii) if mailed, subject to Section 13.4, on the fifth Business Day following the date of mailing; (iii) if sent by facsimile, on the Business Day when the appropriate confirmation of receipt has been received if the confirmation of receipt has been received before 3:00 p.m. on that Business Day or, if the confirmation of receipt has been received after 3:00 p.m. on that Business Day, on the next succeeding Business Day; and (iv) if sent by facsimile on a day which is not a Business Day, on the next succeeding Business Day on which confirmation of receipt has been received.

      (b) All communication with any Obligor hereunder may be directed through Stake. For greater certainty, any notice or other document or instrument which is required to be given or delivered to any Obligor hereunder shall be deemed to have been given to and received by such Obligor if given to Stake.

13.4 Disruption of Postal Service.

If a notice has been sent by prepaid registered mail and before the fifth Business Day after the mailing there is a discontinuance or interruption of regular postal service so that the notice cannot reasonably be expected to be delivered within five Business Days after the mailing, the notice will be deemed to have been given when it is actually received.

13.5 Environmental Indemnity.

Each of the Obligor shall, and does hereby, indemnify and hold each Indemnified Person harmless from and against any and all Claims and Losses incurred or suffered by, or asserted against, the Indemnified Person, with respect to or as a direct or indirect result of, (a) the presence on or under, or any Release or likely Release of any Hazardous Substance from any of the Collateral comprising real property or any other real properties owned or used by any of the Obligors or any Subsidiary or any of their successors and assigns; or (b) the breach of any Applicable Laws by any mortgagor, owner, lessee or occupant of such properties.

13.6 Further Assurances.

The Obligors shall from time to time promptly, upon the request of the Lender, take or cause to take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and the Documents.

13.7 Judgment Currency.

      (a) If for the purpose of obtaining judgment in any court it is necessary to convert all or any part of the liabilities or any other amount due to the Lender in respect of any of the Borrowers' obligations under this Agreement in any currency (the "Original Currency") into another currency (the "Other Currency"), each Borrower, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

      (b) The obligations of the Borrowers in respect of any sum due in the Original Currency from it to the Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Other Currency the Lender may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit such excess to the Borrowers.

13.8 Waivers.

No failure to exercise, and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege.

13.9 Reimbursement of Expenses.

The Obligors jointly and severally agree to: (a) pay or reimburse the Lender, on demand, for all of its reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement and the other Documents including any subsequent amendments of this Agreement or any other Document, and the consummation and the administration of the transactions contemplated hereby including the reasonable fees and disbursements of counsel to the Lender; and (b) pay or reimburse, on demand, the Lender for all its costs and expenses (including legal fees) incurred in connection with the determination, preservation and enforcement of any responsibilities, rights and remedies under this Agreement and the other Documents, including the reasonable fees and disbursements of its counsel. The obligations of the Obligors under this Section 13.9 shall survive the repayment of all Advances and the termination of the Credit Facility.

13.10 Submission to Jurisdiction.

Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

13.11 Counterparts.

This Agreement and the Documents may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

The parties have executed this Agreement.

STAKE TECHNOLOGY LTD.                               By: "Jeremy Kendall"
2838 Hwy 7                                             --------------------
Norval, Ontario LOP 1KO                             Name: Jeremy Kendall
Attention: Chief Financial Officer                  Title:
Fax: (905) 455-2529


STAKE TECH LP                                       By: "Steven Bromley"
By: 1510146 Ontario Inc., its General Partner          --------------------
                                                    Name: Steven Bromley
                                                    Title:


TEMISCA, INC.                                       By: "JeremyKendall"
                                                       --------------------
                                                    Name: Jeremy Kendall
                                                    Title:


558497 ONTARIO LIMITED                              By: "Jeremy Kendall"
                                                       -----------------
                                                    Name:  Jeremy Kendall
                                                    Title:


1510146 ONTARIO INC.                                By: "Steven Bromley"
                                                       --------------------
                                                    Name:  Steven Bromley
                                                    Title:


SUNRICH FOOD GROUP, INC.                            By:   "Steven Bromley"
                                                       --------------------
                                                    Name:  Steven Bromley
                                                    Title:


3060385 NOVA SCOTIA COMPANY                         By: "Jeremy Kendall"
                                                       --------------------
                                                    Name: Jeremy Kendall
                                                    Title:

STAKE TECHNOLOGY LLC                                By:  "Jeremy Kendall"
                                                       --------------------
                                                    Name: Jeremy Kendall
                                                              Title:


SUNRICH, INC.                                       By:  "Jeremy Kendall"
                                                       --------------------
                                                    Name:  Jeremy Kendall
                                                              Title:


NORTHERN FOOD AND DAIRY INC.                        By:   "Jeremy Kendall"
                                                       --------------------
                                                    Name: Jeremy Kendall
                                                              Title:


NORDIC ASEPTIC, INC.                                By:  "Jeremy Kendall"
                                                       --------------------
                                                    Name:  Jeremy Kendall
                                                              Title:


STAKE TECHNOLOGY (USA), INC.                        By:  "Jeremy Kendall"
                                                       --------------------
                                                    Name: Jeremy Kendall
                                                              Title:


VIRIGINIA MATERIALS INC.                            By:  "Steven Bromley"
                                                       --------------------
                                                    Name: Steven Bromley
                                                              Title:


BANK OF MONTREAL                                    By:  "G.J.  Card"
Corporate Finance                                      --------------------
100 King Street West                                Name:  Gordon J. Card
11th Floor                                          Title:
Toronto, Ontario
M5X 1A1
Attention: Senior Manager
Fax: (416) 360-7168